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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-198766

The information in this preliminary prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are part of a Registration Statement filed with the United States Securities and Exchange Commission. This prospectus supplement and accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 4, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated October 1, 2014)

Shares of Common Stock

and

Warrants to Purchase up to                Shares of Common Stock
$         per share and accompanying warrant

We are offering                          shares of our common stock and warrants to purchase up to                          shares of our common stock (and the common stock issuable from time to time upon exercise of the offered warrants). The shares of common stock and warrants will be sold in combination, with one warrant to purchase one share of common stock accompanying each share of common stock sold. The combined purchase price for each share of common stock and accompanying warrant is $             .

Each warrant will have an exercise price of $             per share, will become exercisable commencing on April          , 2017, and will expire on October         , 2018. The shares of common stock and accompanying warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Our common stock is quoted on the NASDAQ Global Market, or NASDAQ, under the symbol "IMMU." The last reported sale price of our common stock on October 3, 2016 was $3.31 per share. There is no established trading market for the warrants and we do not expect a market to develop. We do not intend to list the warrants on the NASDAQ Global Market, any other national securities exchange or any other nationally recognized trading system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Warrant	Total
Public offering price	$	$
Underwriting discount and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
See "Underwriting" for a complete description of the compensation payable to the underwriter.

Our business and an investment in our common stock involve significant risks. To read about factors you should consider before buying shares of our common stock, see the caption "Risk Factors" beginning on page S-6 of this prospectus supplement and on page 16 of the accompanying prospectus.

We expect to deliver the shares of our common stock and accompanying warrants to purchasers on or about October              , 2016.

Sole Book-Running Manager

Wells Fargo Securities

The date of this prospectus supplement is                            , 2016.

Prospectus Supplement

Prospectus

          For further information regarding us and our financial information, you should refer to our recent filings with the Securities and Exchange Commission, or SEC. See "Where You Can Find More Information; Incorporation of Documents by Reference."

          You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Neither we nor the underwriter have authorized anyone to provide you with information different from that contained in this prospectus supplement. We are offering to sell, and seeking offers to buy, common stock and warrants to purchase shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement and the accompanying prospectus, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock and accompanying warrants.

          No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

 ABOUT THIS PROSPECTUS SUPPLEMENT

          On September 16, 2014, we filed with the SEC a registration statement on Form S-3 (File No. 333-198766) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on October 1, 2014. Under this shelf registration process, we may, from time to time, sell up to $130,000,000 of shares of common stock, preferred stock, debt securities, warrants, and/or units, separately or together in one or more combinations. We are only offering shares of common stock and warrants to purchase shares of common stock pursuant to the offering to which this prospectus supplement relates.

          This document is in two parts. The first part is this prospectus supplement and the second part is the accompanying prospectus. You should rely only on the information contained in this prospectus supplement or contained in or incorporated by reference in the accompanying prospectus, or the Prospectus, to which we refer you. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement and contained, or incorporated by reference, in the Prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement or of any sale of common stock and warrants to purchase shares of common stock. It is important for you to read and consider all information contained in this prospectus supplement and the Prospectus, including the documents incorporated by reference herein and therein, before making your investment decision. You should also read and consider the information described to you under the captions "Where You Can Find More Information; Incorporation of Documents by Reference" and "Risk Factors" in this prospectus supplement and the Prospectus before you make an investment decision.

          Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to "we", "us", "our", "company" or similar references mean Immunomedics, Inc. and its subsidiaries.

          We are offering to sell, and are seeking offers to buy, the common stock and warrants to purchase shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the Prospectus and the offering of the common stock and accompanying warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the common stock and accompanying warrants and the distribution of this prospectus supplement and the Prospectus outside the United States. This prospectus supplement and the Prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

 ABOUT IMMUNOMEDICS, INC.

          This summary highlights information contained elsewhere in our filings with the Securities and Exchange Commission. You should read the entire prospectus supplement, the Prospectus and all of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus supplement carefully before making an investment decision.

Overview

          We are a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Our advanced proprietary technologies allow us to create humanized antibodies that can be used either alone in unlabeled or "naked" form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, we have built a pipeline of eight clinical-stage product candidates.

          Our portfolio of investigational products includes antibody-drug conjugates ("ADCs") that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxic effects that are usually found with conventional administration of these chemotherapy agents. Our most advanced ADCs are sacituzumab govitecan ("IMMU-132") and labetuzumab govitecan ("IMMU-130"), which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer ("mCRC"), respectively. Sacituzumab govitecan has received Breakthrough Therapy Designation ("BTD") from the U.S. Food and Drug Administration ("FDA") for the treatment of patients with metastatic triple-negative breast cancer ("TNBC") who have failed at least 2 prior therapies. These two ADCs facilitate targeted delivery of SN-38, the active metabolite of irinotecan, an effective, yet toxic chemotherapeutic, more directly to tumor cells. While sacituzumab govitecan and labetuzumab govitecan are circulating in the blood stream, our novel and proprietary ADC linking system keeps SN-38 conjugated to the antibody and in an inactive form, thereby reducing toxicity to normal tissues. The clinical safety and efficacy results obtained with sacituzumab govitecan and labetuzumab govitecan suggest that this half-life is long enough for the ADCs to reach their targets on the surface of tumor cells, without causing significant harm to the rest of the body. More importantly, the pH-sensitive nature of the linker allows the continuous release of SN-38 from the tumor-bound ADCs, regardless of whether the ADC is internalized or remains on the surface of the tumor cell leading to a locally enhanced concentration of SN-38 within or near the tumor. We believe this selective delivery enhances SN-38's bioavailability at the tumor, which may improve efficacy while also reducing toxicity.

          We have a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody. We have other ongoing collaborations in oncology with independent cancer study groups. The IntreALL Inter-European study group is conducting a large, randomized, Phase 3 trial combining epratuzumab with chemotherapy in children with relapsed acute lymphoblastic leukemia at clinical sites in Australia, Europe, and Israel.

          We also have a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and pre-clinical development. These include combination therapies involving antibody-drug conjugates, bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using our patented DOCK-AND-LOCK® ("DNL®") protein conjugation technology. The following chart is a brief summary of our principal research and development programs as of June 30, 2016.

 Broad Pipeline of Late-Stage Antibody-Based Therapies

Upcoming Milestones

          Our clinical goals for fiscal year 2017 include the following:

  •
  Complete enrolling additional metastatic TNBC patients with at least 2 prior therapies, into the Phase 2, single-arm study with sacituzumab govitecan (as per FDA guidance, our goal is to enroll a total of 100 assessable patients);

  •
  Complete preparation for Phase 3 pivotal trial with sacituzumab govitecan in metastatic TNBC, including the validation of commercial-scale manufacturing by outside Contract Manufacturing Organizations ("CMOs");

  •
  Planned initiation of a Phase 3 pivotal trial with sacituzumab govitecan in metastatic TNBC, subject to securing the necessary funding;

  •
  Submit a NDA to FDA for accelerated approval for sacituzumab govitecan in metastatic TNBC, subject to securing the necessary funding;

  •
  Complete enrolling patients into the Phase 1b study with subcutaneously-administered milatuzumab in systemic lupus erythematosus ("SLE") (funded by the United States Department of Defense); and

  •
  Continue enrolling patients into the Phase 1 study with IMMU-114, a humanized anti-HLA-DR antibody, as a monotherapy for non-Hodgkin lymphoma ("NHL") and chronic lymphocytic leukemia ("CLL").

Certain Financial Data and Outlook for Remainder of Fiscal Year 2017

          Based upon our current forecast for fiscal year 2017 (ending on June 30, 2017) after taking into account the proceeds anticipated to be received from the offering to which this prospectus supplement relates, we anticipate that, assuming certain development costs for IMMU-132 will be borne by a licensing partner, our net operating cash use will be in the range of $42 million to $44 million, which includes increased spending beginning in the Company's second quarter of fiscal 2017 associated with the continuation of Phase 2 clinical trials of sacituzumab govitecan in patients with metastatic triple negative breast cancer (TNBC), metastatic non-small-cell lung cancer (NSCLC), small-cell lung cancer (SCLC), and metastatic urothelial cancers, and the initiation of our Phase 3 clinical trial of sacituzumab govitecan in patients with metastatic TNBC. Our research and development activities also include preparations to conduct the Phase 3 clinical trial in TNBC and preparations to demonstrate readiness to manufacture sacituzumab govitecan commercially. Our operating cash forecast excludes any impact of other non-routine cash inflows or outflows, such as licensing deals, restructuring costs, potential divestitures, or other transaction costs.

          Taking into account the proceeds anticipated to be received from the offering to which this prospectus supplement relates, we will have sufficient funding to continue our Phase 2 clinical programs, initiate the Phase 3 TNBC clinical trial, complete commercial manufacturing readiness of sacituzumab govitecan, and submit a NDA to FDA for accelerated approval for metastatic TNBC patients, but we will require additional funding in order to complete manufacturing for commercial launch of sacituzumab govitecan. Furthermore, we expect that we will require additional funding by December 2017 to complete our clinical trials currently underway or planned, continue research and new development programs, and continue operations. To fund our business plan, we continue to pursue potential strategic licensing or collaboration agreements as a possible source of financing. These business arrangements may be with new or existing partners and may include our clinical development programs as well as any of our intellectual property estate. Other potential sources of funding include equity and potential debt financing.

          Actual results could differ materially from our expectations as a result of a number of risks and uncertainties, including the risks described in the section entitled "Risk Factors" on page S-6 of this prospectus supplement. Our working capital and working capital requirements are affected by numerous factors and such factors may have a negative impact on our liquidity. Principal among these are the success of product commercialization and marketing products, the technological advantages and pricing of our products, the impact of the regulatory requirements applicable to us, and access to capital markets that can provide us with the resources, when necessary, to fund our strategic priorities.

Corporate Information

          We were incorporated in Delaware in 1982. Our principal offices are located at 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200. In addition to our majority-owned subsidiary, IBC, we also have two foreign subsidiaries, Immunomedics B.V. in The Netherlands and Immunomedics GmbH in Rödermark, Germany, to assist us in managing sales and marketing efforts and coordinating clinical trials in Europe. Our web address is www.immunomedics.com. We have not incorporated by reference into this prospectus supplement the information on our website and you should not consider it to be a part of this prospectus supplement or the Prospectus.

 THE OFFERING

Common stock offered by us:	shares
Warrants offered by us	Warrants to purchase up to shares of our common stock. Each warrant will have an exercise price of $ per share, will be exercisable commencing on April , 2017 and will expire on October , 2018.
This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of these warrants.
Common stock to be outstanding after the offering:	shares
Use of proceeds:
We currently anticipate that the net proceeds from the sale of the common stock will be used primarily in support of clinical and regulatory activities for IMMU-132, including submission of a NDA to FDA for accelerated approval in metastatic TNBC, and for working capital and general corporate purposes. See "Use of Proceeds."
NASDAQ Global Market symbol:	"IMMU." We do not intend to list the warrants on the NASDAQ Global Market, any other national securities exchange or any other nationally recognized trading system.
Risk factors:	See "Risk Factors" beginning on page S-6 of this prospectus supplement and on page 16 of the Prospectus for a discussion of factors that you should consider before buying shares of our common stock.

          The number of shares of common stock outstanding after this offering is based on the number of shares outstanding as of June 30, 2016. As of that date, we had 95,832,573 shares of common stock outstanding, excluding the shares of common stock issuable upon exercise of the warrants being offered by us in this offering and:

  •
  4,015,895 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2016 at a weighted average exercise price of $3.42 per share;

  •
  1,000,000 shares of our common stock issuable upon the exercise of warrants outstanding as of June 30, 2016 at an exercise price of $8.00 per share;

  •
  19,583,360 shares of our common stock that may be issued upon the conversion of $100 million of principal amount of convertible securities based upon a conversion rate of $5.11, subject to adjustment;

  •
  2,066,041 shares of our common stock underlying non-vested Restricted Stock Units and Performance Stock Units; and

  •
  9,788,708 shares of our common stock reserved for future awards under our stock incentive plan as of June 30, 2016.

RISK FACTORS

          Our business is subject to certain risks and uncertainties, each of which could materially adversely affect our business, financial condition, cash flows and results of operations.

Factors That May Affect Our Business and Results of Operations

          Our business is subject to certain risks and uncertainties, each of which could materially and adversely affect our business, financial condition, cash flows and results of operations.

Risks Relating to Our Business, Operations and Product Development

We have a long history of operating losses and it is likely that our operating expenses will continue to exceed our revenues for the foreseeable future.

          We have incurred significant operating losses since our formation in 1982. As of June 30, 2016, we had an accumulated deficit of approximately $368.5 million. We continue to spend our cash resources to fund our research and development programs and, subject to adequate funding, we expect these expenses to increase for the foreseeable future. Our only significant sources of revenue in recent years have been derived from our licensing agreement with UCB and the collaboration agreement with Bayer. On February 25, 2016, we were notified by UCB that it was terminating the licensing agreement effective as of March 26, 2016. There can be no assurance that we will be profitable in future quarters or other periods. Additionally, the only product sales we have earned to date have come from the limited sales of our diagnostic imaging product for which our patent protection has recently expired (which may leave us vulnerable to increased competition, for example, from biosimilar manufacturers). In addition, we have made the strategic decision to de-emphasize sales of our diagnostic product and focus on our therapeutic pipeline. We have never had product sales of any therapeutic product. Although we may have net income from time to time based on the timing and amount of proceeds received under the collaborative agreement with Bayer, we expect to experience significant operating losses as we invest further in our research and development activities while simultaneously attempting to develop and commercialize our other therapeutic product candidates. If we are unable to develop commercially viable therapeutic products or to license them to third parties, it is likely that we will never achieve significant revenues or become profitable, either of which would jeopardize our ability to continue as a going concern.

We have significant future capital needs and may be unable to raise capital when needed, which could force us to delay or reduce our clinical development efforts.

          Taking into account the proceeds anticipated to be received from the offering to which this prospectus supplement relates, we believe we have sufficient funding to continue our Phase 2 clinical programs, initiate the Phase 3 TNBC clinical trial, complete commercial manufacturing readiness of sacituzumab govitecan, and submit a NDA to FDA for accelerated approval for metastatic TNBC patients. However, we will require additional funding in order to complete manufacturing for commercial launch of sacituzumab govitecan and to continue our clinical development programs as is currently forecasted beyond approximately December 2017. We are actively pursuing various financing alternatives as market conditions permit through licensing and collaborative agreements or additional potential equity or debt offerings, if necessary. We continue to evaluate various programs to raise additional capital and to seek additional revenues from the licensing of our proprietary technologies. At the present time, we are unable to determine whether any of these future activities will be successful and, if so, the terms and timing of any definitive agreements. If we do not receive sufficient funding in a timely manner, we will need to delay or reduce our clinical development efforts.

Our most advanced therapeutic product candidates are still only in the clinical development stage, and will require us to raise capital in the future in order to fund further expensive and time-consuming studies before they can even be submitted for final regulatory approval. A failure of a clinical trial could severely harm our business and results of operations.

          Clinical trials involve the administration of a product candidate to patients who are already extremely ill, making patient enrollment often difficult and expensive. Moreover, even in ideal circumstances where the patients can be enrolled and then followed for the several months or more required to complete the study, the trials can be suspended, terminated, delayed or otherwise fail for any number of reasons, including:

  •
  later-stage clinical trials may raise safety or efficacy concerns not readily apparent in earlier trials or fail to meet the primary endpoint;

  •
  unforeseen difficulties in manufacturing the product candidate in compliance with all regulatory requirements and in the quantities needed to complete the trial which may become cost-prohibitive;

  •
  we or our collaboration partner may experience delays in obtaining, or be unable to obtain, agreement for the conduct of our clinical trials from the FDA, IRBs, or other reviewing entities at clinical sites selected for participation in our clinical trials;

  •
  while underway, the continuation of clinical trials may be delayed, suspended or terminated due to modifications to the clinical trial's protocols based on interim results obtained or changes required or conditions imposed by the FDA, an IRB, a data and safety monitoring board ("DSMB"), or any other regulatory authority;

  •
  our third-party contractors may fail to meet their contractual obligations to us in a timely manner;

  •
  the FDA or other regulatory authorities may impose a clinical hold, for example based an inspection of the clinical trial operations or trial sites;

  •
  we or our collaboration partner may suspend or cease trials in our or their sole discretion;

  •
  during the long trial process alternative therapies may become available which make further development of the product candidate impracticable; and

  •
  if we are unable to obtain the additional capital we need to fund all of the clinical trials we foresee, we may be forced to cancel or otherwise curtail such trials and other studies.

          In March 2016, we announced the termination of the Phase 3 PANCRIT-1 trial with 90Y-clivatuzumab tetraxetan in patients with metastatic pancreatic cancer based on the recommendation from the DSMB, following a planned interim analysis which showed that the treatment arm did not demonstrate a sufficient improvement in overall survival over placebo. Any substantial delay in successfully completing clinical trials for our other product candidates, sacituzumab govitecan and labetuzumab govitecan, could severely harm our business and results of operations.

          Moreover, principal investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and receive compensation in connection with such services. Under certain circumstances, the Company may be required to report some of these relationships to the FDA. The FDA may conclude that a financial relationship between the company and a principal investigator has created a conflict of interest or otherwise affected interpretation of the study. The FDA may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of our marketing applications by the FDA and may ultimately lead to the denial of regulatory approval of one or more of our product candidates.

Our clinical trials may not adequately show that our drugs are safe or effective, or a failure to achieve the planned endpoints could result in termination of product development.

          Progression of our drug products through the clinical development process is dependent upon our trials indicating our drugs have adequate safety and efficacy in the patients being treated by achieving pre-determined safety and efficacy endpoints according to the trial protocols. Failure to achieve either of these endpoints could result in delays in our trials; require the performance of additional unplanned trials or termination of any further development of the product for the intended indication. For example, with 90Y-clivatuzumab tetraxetan in metastatic pancreatic cancer, the interim analysis did not reveal a sufficient improvement in overall survival as compared to the placebo.

          These factors could result in delays in the development of our product candidates and could result in significant unexpected costs or the termination of programs.

Should the clinical development process be successfully completed, our ability to derive revenues from the sale of therapeutics will depend upon our first obtaining FDA as well as foreign regulatory approvals, all of which are subject to a number of unique risks and uncertainties.

          Even if we are able to demonstrate the safety and efficacy of our product candidates in clinical trials, if we fail to gain timely approval to commercialize our product candidates from the FDA and other foreign regulatory authorities, we will be unable to generate the revenues we will need to build our business. These approvals may not be granted on a timely basis, if at all, and even if and when they are granted, they may not cover all the indications for which we seek approval. For example, while we may develop a product candidate with the intention of addressing a large, unmet medical need, the FDA may only approve the use of the drug for indications affecting a relatively small number of patients, thus greatly reducing the market size and our potential revenues. The approvals may also contain significant limitations in the form of warnings, precautions or contraindications with respect to conditions of use, which could further narrow the size of the market. In certain countries, even if the health regulatory authorities approve a drug, it cannot be marketed until pricing for the drug is also approved. Finally, even after approval can be obtained, we may be required to recall or withdraw a product as a result of newly discovered safety or efficacy concerns, either of which would have a materially adverse effect on our business and results of operations.

In order to fund future operations, we will need to raise significant amounts of additional capital. Because it can be difficult for a small-cap company like ours to raise equity capital on acceptable terms, we cannot assure you that we will be able to obtain the necessary capital when we need it, or on acceptable terms, if at all.

          Even if our technologies and product candidates are superior, if we lack the capital needed to bring our future products to market, we will never be successful. We have obtained the capital necessary to fund our research and development programs to date primarily from the following sources:

  •
  upfront payments, milestone payments, and payments for limited amounts of our antibodies received from licensing partners;

  •
  proceeds from the public and private sale of our equity or debt securities; and

  •
  limited product sales of LeukoScan®, licenses, grants and interest income from our investments.

          As of June 30, 2016 we had $50.6 million of cash, cash equivalents and marketable securities. Taking into account the proceeds anticipated to be received from the offering to which this prospectus supplement relates, during fiscal 2017, we plan to continue our Phase 2 clinical programs, initiate the Phase 3 TNBC clinical trial, complete commercial manufacturing readiness of sacituzumab govitecan, and submit a NDA to FDA for accelerated approval for metastatic TNBC patients. Assuming certain development costs for IMMU-132 will be borne by a licensing partner, we plan to spend approximately $42 million to $44 million during fiscal 2017 for these activities. Accordingly, we believe our available funds, taking into account the proceeds anticipated to be received from the offering to which this prospectus supplement relates, are sufficient to continue our operations and research and development programs for at least the next twelve months.

          Although, after taking into account the proceeds anticipated to be received from the offering to which this prospectus supplement relates, we expect to have sufficient funding to continue our Phase 2 clinical programs, initiate the Phase 3 TNBC, complete commercial manufacturing readiness and submit a NDA to FDA for accelerated approval for sacituzumab govitecan in metastatic TNBC, and to continue operations through approximately December 2017, we will require additional funding in order to complete manufacturing for commercial launch of sacituzumab govitecan. Furthermore, we will require additional funding by approximately December 2017 to complete our clinical trials currently underway or planned, continue research and new development programs, and continue operations. To fund our business plan, we continue to pursue potential strategic licensing or collaboration agreements as a possible source of financing. These business arrangements may be with new or existing partners and may include our clinical development programs as well as any of our intellectual property estate. Other potential sources of funding include equity and potential debt financing.

          Over the long term, we expect research and development activities to continue to expand and we do not believe we will have adequate cash to continue to complete development of product candidates in line with our pipeline included in our long term corporate strategy. Our capital requirements are dependent on numerous factors, including:

  •
  the rate at which we progress our research programs and the number of product candidates we have in pre-clinical and clinical development at any one time;

  •
  the cost of conducting clinical trials involving patients in the United States, Europe and possibly elsewhere;

  •
  our need to establish the manufacturing capabilities necessary to produce the quantities of our product candidates we project we will need;

  •
  the time and costs involved in obtaining FDA and foreign regulatory approvals;

  •
  the cost of first obtaining, and then defending, our patent claims and other intellectual property rights;

  •
  the ability and willingness of the holders of our 4.75% Convertible Senior Notes due 2020 ("Convertible Senior Notes") to convert their Convertible Senior Notes to Immunomedics common stock; and

  •
  our ability to enter into licensing and other collaborative agreements to help offset some of these costs.

          There may be additional cash requirements for many reasons, including, but not limited to, changes in our research and development plans, the need for unexpected capital expenditures or costs associated with any acquisitions of other businesses, assets or technologies that we may choose to undertake. If we deplete our existing capital resources, we will be required to either obtain additional capital quickly, or significantly reduce our operating expenses and capital expenditures, either of which could have a material adverse effect on us.

          Until we can generate significant cash through strategic licensing or collaboration agreements, we expect to continue to fund our operations with the financial resources that we currently possess. These financial resources may not be adequate to sustain our operations. Consequently, if we cannot obtain sufficient funding through strategic licensing or collaborations, we could be required to finance future cash needs through the sale of additional equity and/or debt securities in capital markets. However, there can be no assurance that we will be able to raise the additional capital needed to complete our pipeline of research and development programs on commercially acceptable terms, if at all. The capital markets have experienced volatility in recent years, which has resulted in uncertainty with respect to availability of capital and hence the timing to meet an entity's liquidity needs. If the Company is unable to raise capital on acceptable terms, its ability to continue its business would be materially and adversely affected. Having insufficient funds may require us to delay, scale-back, or eliminate some or all of our programs, or renegotiate less favorable terms than we would otherwise choose. Failure to obtain adequate financing also may adversely affect our ability to operate as a going concern.

          Additionally, if we raise funds by issuing equity securities, dilution to existing stockholders would result; and if we raise funds by incurring additional debt financing, the terms of the debt may involve future cash payment obligations and/or conversion to equity as well as restrictions that may limit our ability to operate our business.

If we, or our collaboration partner, cannot successfully and efficiently manufacture the compounds that make up our products and product candidates, our ability, and the ability of our collaboration partner, to sell products and conduct clinical trials will be impaired.

          Our ability to conduct our pre-clinical and clinical research and development programs depends, in large part, upon our ability to manufacture our proprietary compounds in accordance with the FDA and other regulatory requirements. We have limited historical experience in manufacturing these compounds in significant quantities, and we may not be able to do so in the quantities required to commercialize these products. Any interruption in manufacturing at this site, whether by natural acts or otherwise, could significantly and adversely affect our operations, and delay our research and development programs.

          We and our collaboration partner also depend on third parties to provide certain raw materials, manufacturing and processing services. All manufacturers of pharmaceutical products must comply with current Good Manufacturing Practice regulations or cGMPs, required by the FDA and other regulatory agencies. Such regulations address, among other matters, controls in manufacturing processes, quality control and quality assurance requirements and the maintenance of proper records and documentation. The FDA and other regulatory agencies routinely inspect manufacturing facilities. The FDA generally will issue a notice on Form 483 if it finds issues with respect to its inspections. If our manufacturing facility or those facilities of our partner and our respective contract manufacturers or processors do not comply with applicable cGMPs and other regulatory requirements, we may be subject to product liability claims, we may be unable to meet clinical demand for our products, and we could suffer delays in the progress of clinical trials for products under development.

We may not successfully establish and maintain collaborative and licensing arrangements, which could adversely affect our ability to develop and commercialize our product candidates. Our future collaboration partners may not adequately perform their responsibilities under our agreement, which could adversely affect our development and commercialization program.

          A key element of our business strategy is to develop, market and commercialize our product candidates through collaborations with more established pharmaceutical companies. We may not be able to maintain or expand these licenses and collaborations or establish additional licensing and collaboration arrangements necessary to develop and commercialize our product candidates. Even if we are able to maintain or establish licensing or collaboration arrangements, these arrangements may not be on favorable terms and may contain provisions that will restrict our ability to develop, test and market our product candidates. Any failure to maintain or establish licensing or collaboration arrangements on favorable terms could adversely affect our business prospects, financial condition or ability to develop and commercialize our product candidates.

          We expect to rely at least in part on third party collaborators to perform a number of activities relating to the development and commercialization of our product candidates, including the manufacturing of product materials, the design and conduct of clinical trials for our product candidates, and potentially the obtaining of regulatory approvals and marketing and distribution of any successfully developed products. Our collaborative partners may also have or acquire rights to control aspects of our product development and clinical programs. As a result, we may not be able to conduct these programs in the manner or on the time schedule we currently contemplate. In addition, if any of these collaborative partners withdraw support for our programs or product candidates or otherwise impair their development, our business could be negatively affected. To the extent we undertake any of these activities internally, our expenses may increase.

          In addition, our success depends on the performance of our collaborators of their responsibilities under these arrangements. Some potential collaborators may not perform their obligations in a timely fashion or in a manner satisfactory to us. Because such agreements may be exclusive, we may not be able to enter into a collaboration agreement with any other company covering the same product field during the applicable collaborative period. In addition, our collaborators' competitors may not wish to do business with us at all due to our relationship with our collaborators. If we are unable to enter into additional product discovery and development collaborations, our ability to sustain or expand our business will be significantly diminished.

Our future success will depend upon our ability to first obtain and then adequately protect our patent and other intellectual property rights, as well as avoiding the infringement of the rights of others.

          Our future success will be highly dependent upon our ability to first obtain and then defend the patent and other intellectual property rights necessary for the commercialization of our product candidates. We have filed numerous patent applications on the technologies and processes that we use in the United States and certain foreign countries. Although we have obtained a number of issued U.S. patents to date, the patent applications owned or licensed by us may not result in additional patents being issued. Moreover, these patents may not afford us the protection we need against competitors with similar technologies or products. A number of jurisdictions where we have sought, or may in future choose to seek, intellectual property protection, have intellectual property laws and patent offices which are still developing. Accordingly, we may have difficulty obtaining intellectual property protection in these markets, and any intellectual property protections which we do obtain may be less protective than in the United States, which could have an adverse effect on our operations and financial prospects.

          The successful development of therapeutic products frequently requires the application of multiple technologies that may be subject to the patent or other intellectual property rights of third parties. Although we believe it is likely we will need to license technologies and processes from third parties in the ordinary course of our business, we are not currently aware of any material conflict involving our technologies and processes with any valid patents or other intellectual property rights owned or licensed by others. In the event that a third party was to claim such a conflict existed, they could sue us for damages as well as seek to prevent us from commercializing our product candidates. It is possible that a third party could successfully claim that our products infringe on their intellectual property rights. Uncertainties resulting from the litigation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Any patent litigation or other proceeding, even if resolved in our favor, would require significant financial resources and management time.

          Some of our competitors may be able to sustain these costs more effectively than we can because of their substantially greater financial and managerial resources. If a patent litigation or other proceeding is resolved unfavorably to us, we may be enjoined from manufacturing or selling our products without a license from the other party, in addition to being held liable for significant damages. We may not be able to obtain any such license on commercially acceptable terms, if at all.

          In addition to our reliance on patents, we attempt to protect our proprietary technologies and processes by relying on trade secret laws, nondisclosure and confidentiality agreements and licensing arrangements with our employees and other persons who have access to our proprietary information. These agreements and arrangements may not provide meaningful protection for our proprietary technologies and processes in the event of unauthorized use or disclosure of such information. In addition, our competitors may independently develop substantially equivalent technologies and processes or otherwise gain access to our trade secrets or technology, either of which could materially and adversely affect our competitive position.

Expiry of our intellectual property rights could lead to increased competition

          Even where we are able to obtain and then defend patent and other intellectual property rights necessary for research, development and commercialization of our product candidates, such intellectual property rights will be for a limited term. Where patents which we own or license expire, the technology the subject of the patent may be utilized by third parties in research and development or competing products (for example, biosimilars of a patented product may be manufactured by third parties once the patent expires). While we endeavor to maintain robust intellectual property protection, as our existing issued patents expire it may materially and adversely affect our competitive position.

We face substantial competition in the biotechnology industry and may not be able to compete successfully against one or more of our competitors.

          The biotechnology industry is highly competitive, particularly in the area of diagnostic and therapeutic oncology and autoimmune disease products. In recent years, there have been extensive technological innovations achieved in short periods of time, and it is possible that future technological changes and discoveries by others could result in our products and product candidates quickly becoming uncompetitive or obsolete. A number of companies, including Biogen Idec, Roche, GlaxoSmithKline, Seattle Genetics, ImmunoGen, Merck Serono, Genmab, Celgene, Amgen, Bristol-Myers Squibb, Bayer Healthcare Pharmaceuticals, Pfizer, AstraZeneca and Eli Lilly, are engaged in the development of therapeutic oncology products. Many of these companies have significantly greater financial, technical and marketing resources than we do. In addition, many of these companies have more established positions in the pharmaceutical industry and are therefore better equipped to develop, commercialize and market oncology and autoimmune disease products. Even some smaller competitors may obtain a significant competitive advantage over us if they are able to discover or otherwise acquire patentable inventions, form collaborative arrangements or merge with larger pharmaceutical companies. Further, even if we are able to successfully develop and commercialize products, other manufacturers operating in emerging markets may also have a competitive advantage over us with respect to competing products due to their ability to manufacture with a lower cost base.

          We expect to face increasing competition from universities and other non-profit research organizations. These institutions carry out a significant amount of research and development in the field of antibody-based technologies and they are increasingly aware of the commercial value of their findings. As a result, they are demanding greater patent and other proprietary rights, as well as licensing and future royalty revenues. It is possible that such competition could come from universities with which we have, or have previously had, collaborative research and development relationships, notwithstanding our efforts to protect our intellectual property in the course of such relationships.

We may be liable for contamination or other harm caused by hazardous materials that we use in the operations of our business.

          In addition to laws and regulations enforced by the FDA, we are also subject to regulation under various other foreign, federal, state and local laws and regulations. Our manufacturing and research and development programs involve the controlled use of viruses, hazardous materials, chemicals and various radioactive compounds. The risk of accidental contamination or injury from these materials can never be completely eliminated, and if an accident occurs we could be held liable for any damages that result, which could exceed our available resources.

The nature of our business exposes us to significant liability claims, and our insurance coverage may not be adequate to cover any future claims.

          The use of our compounds in clinical trials and any future sale exposes us to liability claims that could be substantial. These claims might be made directly by healthcare providers, medical personnel, patients, consumers, pharmaceutical companies, and others selling or distributing our compounds. While we currently have product liability insurance that we consider adequate for our current needs, we may not be able to continue to obtain comparable insurance in the future at an acceptable cost, if at all. If for any reason we cannot maintain our existing or comparable liability insurance, our ability to clinically test and market products could be significantly impaired. Moreover, the amount and scope of our insurance coverage, as well as the indemnification arrangements with third parties upon which we rely, may be inadequate to protect us in the event of a successful product liability claim. Any successful claim in excess of our insurance coverage could materially and adversely affect our financial condition and operating results.

The loss of any of our key employees could adversely affect our operations.

          We are heavily dependent upon the talents of Dr. David M. Goldenberg, our Chairman of the Board, Chief Scientific Officer, and Chief Patent Officer, and Ms. Cynthia L. Sullivan, our President and Chief Executive Officer, as well as certain other key personnel. If Dr. Goldenberg, Ms. Sullivan or any of our other key personnel were to unexpectedly leave our Company, our business and results of operations could be materially and adversely affected. In addition, as our business grows we will need to continue to attract additional management and scientific personnel. Competition for qualified personnel in the biotechnology and pharmaceutical industries is intense and we may not be successful in our recruitment efforts. If we are unable to attract, motivate and retain qualified professionals, our operations could be materially and adversely affected.

Certain potential for conflicts of interest, both real and perceived, exist which could result in expensive and time-consuming litigation.

          Certain members of our senior management and Board of Directors have relationships and agreements, both with us as well as among themselves and their respective affiliates, which create the potential for both real, as well as perceived, conflicts of interest. These include Dr. David M. Goldenberg, our Chairman, Chief Scientific Officer, and Chief Patent Officer, Ms. Cynthia L. Sullivan, our President and Chief Executive Officer (who is also the wife of Dr. Goldenberg), and certain companies with which we do business, including the Center for Molecular Medicine and Immunology and the Garden State Cancer Center (which operated as the clinical arm of CMMI to facilitate the translation of CMMI's research efforts in the treatment of patients), collectively defined as CMMI. For example, Dr. Goldenberg was the President and a Trustee of CMMI, a not-for-profit cancer research center that we used to conduct certain research activities. CMMI has ceased operations. Dr. Goldenberg is also a minority stockholder, director and officer of our majority-owned subsidiary, IBC Pharmaceuticals, Inc. Dr. Goldenberg is the primary inventor of new intellectual property for Immunomedics and IBC and is largely responsible for allocating ownership between the two companies. Dr. Goldenberg also has primary responsibility for monitoring the market for incidences of potential infringement of the Company's intellectual property by third parties.

          As a result of these and other relationships, the potential for both real and perceived conflicts of interest exists and disputes could arise over the allocation of funds, research projects and ownership of intellectual property rights. In addition, in the event that we become involved in stockholder litigation regarding these potential conflicts, we might be required to devote significant resources and management time defending the company from these claims, which could adversely affect our results of operations.

Given that recent cancer therapeutics for solid cancers such as the ones we are developing can cost approximately $12,500 a month, even if our product candidates become available for sale it is likely that federal and state governments, insurance companies and other payers of health care costs will try to first limit the use of these drugs to certain patients, and may be reluctant to provide a level of reimbursement that permits us to earn a significant profit on our investment, if any.

          Our ability to successfully commercialize therapeutic products will depend, in significant part, on the extent to which hospitals and physicians can obtain appropriate reimbursement levels for the cost of our products and related treatment. Third-party payers are increasingly challenging the prices charged for diagnostic and therapeutic products and related services. In addition, legislative proposals to reform health care or reduce government insurance programs may result in lower prices or the actual inability of prospective customers to purchase our products. Furthermore, even if reimbursement is available, it may not be available at price levels sufficient for us to realize a positive return on our investment.

A portion of our funding has come from federal government grants and research contracts. Due to reductions in funding, we may not be able to rely on these grants or contracts as a continuing source of funds.

          During the last few years, we have generated revenues from awards made to us by the National Institutes of Health and the Department of Defense to partially fund some of our programs. We cannot rely on grants or additional contracts as a continuing source of funds. Funds available under these grants and contracts must be applied by us toward the research and development programs specified by the government rather than for all our programs generally. The government's obligation to make payments under these grants and contracts is subject to appropriation by the United States Congress for funding in each year. It is possible that Congress or the government agencies that administer these government research programs will continue to scale back these programs or terminate them due to their own budgetary constraints, as they have recently been doing. Additionally, these grants and research contracts are subject to adjustment based upon the results of periodic audits performed on behalf of the granting authority. Consequently, the government may not award grants or research contracts to us in the future, and any amounts that we derive from existing awards may be less than those received to date. In those circumstances, we would need to provide funding on our own, obtain other funding, or scale back or terminate the affected program. In particular, we cannot assure you that any currently-contemplated or future efforts to obtain funding for our product candidate programs through government grants or contracts will be successful, or that any such arrangements which we do conclude will supply us with sufficient funds to complete our development programs without providing additional funding on our own or obtaining other funding. Where funding is obtained from government agencies or research bodies, our intellectual property rights in the research or technology funded by the grant are typically subject to certain licenses to such agencies or bodies, which could have an impact on our utilization of such intellectual property in future.

We face a number of risks relating to the maintenance of our information systems and our use of information relating to clinical trials.

          In managing our operations, we rely on computer systems and electronic communications, including systems relating to record keeping, financial information, sourcing, and back-up and the internet ("Information Systems"). Our Information Systems include the electronic storage of financial, operational, research, patient and other data. Our Information Systems may be subject to interruption or damage from a variety of causes, including power outages, computer and communications failures, system capacity constraints, catastrophic events (such as fires, tornadoes and other natural disasters), cyber risks, computer viruses and security breaches. If our Information Systems cease to function properly, are damaged or are subject to unauthorized access, we may suffer interruptions in our operations, be required to make significant investments to fix or replace systems and/or be subject to fines, penalties, lawsuits, or government action. The realization of any of these risks could have a material adverse effect on our business, financial condition and results of operations. Our clinical trials information and patient data (which may include personally identifiable information) is part of our Information Systems and is therefore subject to all of the risks set forth above, notwithstanding our efforts to code and protect such information.

Risks Related to Government Regulation of our Industry

Legislative or regulatory reform of the healthcare system may affect our ability to sell our products profitably.

          In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could impact our ability to sell our future products and profitability. On March 23, 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, "PPACA"), which includes a number of health care reform provisions and requires most United States citizens to have health insurance. The new law, among other things, imposes a significant annual fee on companies that manufacture or import branded prescription drug products, addresses a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, increases the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extends the rebate program to individuals enrolled in Medicaid managed care organizations, and establishes a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer's outpatient drugs to be covered under Medicare Part D. Substantial new provisions affecting compliance also have been added, which may require modification of business practices with health care practitioners.

          In the coming years, additional changes could be made to governmental healthcare programs that could significantly impact the success of our future products, and we could be adversely affected by current and future health care reforms.

Our industry and we are subject to intense regulation from the United States Government and such other governments and quasi-official regulatory bodies where our products are and product candidates may be sold.

          Both before and after regulatory approval to market a particular product candidate, including our biologic product candidates, the manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, distribution and record keeping related to the product are subject to extensive, ongoing regulatory requirements, including, without limitation, submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMP requirements and good clinical practice requirements for any clinical trials that we conduct post-approval. As a result, we are subject to a number of governmental and other regulatory risks, which include:

  •
  clinical development is a long, expensive and uncertain process; delay and failure can occur at any stage of our clinical trials;

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  our clinical trials are dependent on patient enrollment and regulatory approvals; we do not know whether our planned trials will begin on time, or at all, or will be completed on schedule, or at all;

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  the FDA or other regulatory authorities may not approve a clinical trial protocol or may place a clinical trial on hold;

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  we rely on third parties, such as consultants, contract research organizations, medical institutions, and clinical investigators, to conduct clinical trials for our drug candidates and if we or any of our third-party contractors fail to comply with applicable regulatory requirements, such as cGCP requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, the EMA or comparable foreign regulatory authorities may require us to perform additional clinical trials;

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  if the clinical development process is completed successfully, our ability to derive revenues from the sale of therapeutics will depend on our first obtaining FDA or other comparable foreign regulatory approvals, each of which are subject to unique risks and uncertainties;

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  there is no assurance that we will receive FDA or corollary foreign approval for any of our product candidates for any indication; we are subject to government regulation for the commercialization of our product candidates;

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  we have not received regulatory approval in the United States for the commercial sale of any of our biologic product candidates;

  •
  even if one or more of our product candidates does obtain approval, regulatory authorities may approve such product candidate for fewer or more limited indications than we request, may not approve the price we intend to charge for our products, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate;

  •
  undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities;

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  later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with the regulatory requirements of FDA and other applicable United States and foreign regulatory authorities could subject us to administrative or judicially imposed sanctions;

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  although several of our product candidates have received orphan drug designation in the United States and the EU for particular indications, we may not receive orphan drug exclusivity for any or all of those product candidates or indications upon approval, and even if we do obtain orphan drug exclusivity, that exclusivity may not effectively protect the product from competition;

  •
  even if one or more of our product candidates is approved in the United States, it may not obtain the 12 years of exclusivity from biosimilars for which innovator biologics are eligible, and even if it does obtain such exclusivity, that exclusivity may not effectively protect the product from competition;

  •
  the FDA's policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our drug candidates, and if we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained; and

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  we may be liable for contamination or other harm caused by hazardous materials used in the operations of our business.

          In addition, our operations are also subject to various federal and state fraud and abuse, physician payment transparency and privacy and security laws, including, without limitation:

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  The federal Anti-Kickback Statute, which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or providing remuneration to induce the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare or Medicaid programs. This statute has been applied to pharmaceutical manufacturer marketing practices, educational programs, pricing policies and relationships with healthcare providers. A person or entity does not need to have actual knowledge of this statute or specific intent to violate it to have committed a violation;

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  Federal civil and criminal false claims laws and civil monetary penalty laws, including civil whistleblower or qui tam actions that prohibit, among other things, knowingly presenting, or causing to be presented, claims for payment or approval to the federal government that are false or fraudulent, knowingly making a false statement material to an obligation to pay or transmit money or property to the federal government or knowingly concealing or knowingly and improperly avoiding or decreasing an obligation to pay or transmit money or property to the federal government. The government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the false claims statutes;

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  HIPAA and its implementing regulations, which created federal criminal laws that prohibit, among other things, executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

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  HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, also imposes certain regulatory and contractual requirements regarding the privacy, security and transmission of individually identifiable health information;

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  Federal "sunshine" requirements imposed by PPACA on drug manufacturers regarding any "transfer of value" made or distributed to physicians and teaching hospitals, and any ownership and investment interests held by such physicians and their immediate family members. Failure to submit the required information may result in civil monetary penalties of up an aggregate of $150,000 per year (and up to an aggregate of $1 million per year for "knowing failures"), for all payments, transfers of value or ownership or investment interests not reported in an annual submission, and may result in liability under other federal laws or regulations; and

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  State and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require drug manufacturers to comply with the industry's voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state laws governing the privacy and security of certain health information, many of which differ from each other in significant ways and often are not preempted by HIPAA.

          Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available under such laws, it is possible that some of our business activities, including certain sales and marketing practices and financial arrangements with physicians, could be subject to challenge under one or more of such laws. Any action against us, even if we successfully defend against it, could result in the commencement of civil and/or criminal proceedings, exclusion from governmental health care programs, substantial fines, penalties, and/or administrative remedies, any of which could have an adverse effect on our financial condition and results of operations.

Risks Related to Our Securities

Conversion of the Convertible Senior Notes will dilute the ownership interest of existing stockholders and could adversely affect the market price of our common stock.

          The conversion of some or all of the Convertible Senior Notes will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion and exercise could adversely affect prevailing market prices of our common stock. In addition, the existence of the Convertible Senior Notes may encourage short selling by market participants.

Our indebtedness and debt service obligations may adversely affect our cash flow.

          As of June 30, 2016, our total consolidated indebtedness was $112.8 million, including our obligations under our Convertible Senior Notes. We intend to fulfill our current debt service obligations, including repayment of the principal from our existing cash and investments, as well as the proceeds from potential licensing agreements and any additional financing from equity or debt transactions. However, our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Convertible Senior Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow to meet these obligations, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive, or delaying or curtailing research and development programs. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Our common stock may be delisted from the NASDAQ Global Market, or NASDAQ.

          If the bid price of our common stock falls below $1.00 for an extended period, or we are unable to continue to meet NASDAQ's listing maintenance standards for any other reason, our common stock could be delisted from NASDAQ.

          If our stock is delisted from NASDAQ, we will make every possible effort to have it listed on the Over the Counter Bulletin Board (the "OTC Bulletin Board"). If our common stock was to be traded on the OTC Bulletin Board, the Securities Exchange Act of 1934, as amended, and related SEC rules would impose additional sales practice requirements on broker-dealers that sell our securities. These rules may adversely affect the ability of stockholders to sell our common stock and otherwise negatively affect the liquidity, trading market and price of our common stock.

          If our common stock would not be able to be traded on the OTC Bulletin Board, we would make every effort to have it available for trading on the National Quotation Bureau's Pink Sheets ("the Pink Sheets"). The Pink Sheets market consists of security firms who act as market makers in the stocks, usually, of very small companies. The bid and asked prices are not quoted electronically, but are quoted daily in "hard copy" which is delivered to firms that subscribe. Stocks that trade in the Pink Sheets are usually not as liquid as those that trade in electronic markets and, often time, the difference between the bid and the asked prices are substantial. As a result, if our common stock were traded on the Pink Sheets, there would likely be a further negative affect on the liquidity, trading market and price of our common stock even compared to what we might suffer if we were traded on the OTC Bulletin Board.

          As a result of the above, we cannot assure you that our common stock will be listed on a national securities exchange, a national quotation service, the OTC Bulletin Board or the Pink Sheets; or if it is to be listed, whether or not there would be an interruption in the trading of our common stock. We believe that the listing of our stock on a recognized national trading market, such as NASDAQ, is an important part of our business and strategy. Such a listing helps our stockholders by providing a readily available trading market with current quotations. Without that, stockholders may have a difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock would likely be made more difficult and the trading volume and liquidity of our stock would likely decline. The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded it by other parties. In that regard, listing on a recognized national trading market will also affect our ability to benefit from the use of its operations and expansion plans, including for use in licensing agreements, joint ventures, the development of strategic relationships and acquisitions, which are critical to our business and strategy and none of which is currently the subject of any agreement, arrangement or understanding, with respect to any future financing or strategic relationship it may undertake. The delisting from NASDAQ would result in negative publicity and would negatively impact our ability to raise capital in the future.

If we were delisted from NASDAQ, we may become subject to the trading complications experienced by "Penny Stocks" in the over-the-counter market.

          Delisting from NASDAQ may depress the price of our common stock such that we may become a penny stock. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. We continue to be listed on NASDAQ. "Penny Stock" rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document; (ii) disclosure of market quotations, if any; (iii) disclosure of the compensation of the broker and its salespersons in the transaction; and (iv) monthly account statements showing the market values of our securities held in the customers' accounts.

          A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customers' confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for stockholders to purchase or sell our common stock. Because the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or curre

We may add lease lines to finance capital expenditures and may obtain additional long-term debt and lines of credit. If we issue other debt securities in the future, our debt service obligations will increase further.

          Our indebtedness could have significant additional negative consequences, including, but not limited to:

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  requiring the dedication of a substantial portion of our existing cash and marketable securities balances and, if available, future cash flow from operations to service our indebtedness, thereby reducing the amount of our expected cash flow available for other purposes, including capital expenditures;

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  increasing our vulnerability to general adverse economic and industry conditions;

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  limiting our ability to obtain additional financing;

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  limiting our ability to sell assets if deemed necessary;

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  limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

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  placing us at a possible competitive disadvantage to less leveraged competitors and competitors that have better access to capital resources.

We may not have the ability to raise funds necessary to purchase the Convertible Senior Notes upon a fundamental change and our future debt may contain limitations on our ability to repurchase the Convertible Senior Notes.

          Following a fundamental change (which includes matters such as a change in control of the Company, approval by the Company's stockholders of a plan of dissolution or liquidation of the Company, and the cessation of listing of the Company's common stock on NASDAQ or The New York Stock Exchange, among others as further described in the indenture), holders of Convertible Senior Notes will have the right to require the Company to purchase their Convertible Senior Notes for cash. A fundamental change may also constitute an event of default or require prepayment under, and result in the acceleration of the maturity of, our other then-existing indebtedness. We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the fundamental change purchase price in cash with respect to any Convertible Senior Notes surrendered by holders for purchase upon a fundamental change. In addition, restrictions in the agreements governing our then-outstanding indebtedness, if any, may not allow us to purchase the Convertible Senior Notes upon a fundamental change. Our failure to purchase the Convertible Senior Notes upon a fundamental change when required would result in an event of default with respect to the Convertible Senior Notes which could, in turn, constitute a default under the terms of our other indebtedness, if any. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and purchase the Convertible Senior Notes, which could have a material and adverse impact on our financial condition and results of operations.

Shares eligible for future sale may adversely affect our ability to sell equity securities.

          Sales of our common stock (including the issuance of shares upon conversion of convertible debt) in the public market could materially and adversely affect the market price of shares. We have outstanding $100 million principal amount of Convertible Senior Notes that convert to common stock at prices equivalent to $5.11 (subject to adjustment for certain dilutive events). Our obligation to convert the Convertible Senior Notes upon demand by the holders may depress the price of our common stock and also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that we deem appropriate.

          As of June 30, 2016 we had 95,867,298 shares of common stock issued, plus (1) $100 million of principal amount of Convertible Senior Notes convertible into up to approximately 19,583,360 shares of common stock at the conversion rate of $5.11 subject to adjustment as described in the indenture, (2) 4,015,895 options to purchase shares of common stock with a weighted-average exercise price of $3.42 per share, (3) 566,041 restricted stock units, (4) 9,788,708 for potential future grants of options to purchase shares of common stock under the Plan, (5) 1,500,000 of restricted stock units issued to Dr. Goldenberg as part of the Amended and Restated Employment Agreement and (6) warrants to purchase 1,000,000 shares of common stock with an exercise price of $8.00.

Our outstanding Convertible Senior Notes, options and warrants may adversely affect our ability to consummate future equity-based financings due to the dilution potential to future investors.

          Due to the number of shares of common stock we are obligated to issue pursuant to outstanding Convertible Senior Notes, options and warrants, potential investors may not purchase our future equity offerings at market price because of the potential dilution such investors may suffer as a result of the exercise of the outstanding Convertible Senior Notes, options and warrants.

The market price of our common stock has fluctuated widely in the past, and is likely to continue to fluctuate widely based on a number of factors, many of which are beyond our control.

          The market price of our common stock has been, and is likely to continue to be, highly volatile. Furthermore, the stock market and the market for stocks of relatively small biopharmaceutical companies like ours have from time to time experienced, and likely will again experience, significant price and volume fluctuations that are unrelated to actual operating performance.

          From time to time, stock market analysts publish research reports or otherwise comment upon our business and future prospects. Due to a number of factors, we may fail to meet the expectations of securities analysts or investors and our stock price would likely decline as a result. These factors include:

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  Announcements by us, our current collaboration partner, any future alliance partners or our competitors of pre-clinical studies and clinical trial results, regulatory developments, technological innovations or new therapeutic products, product sales, new products or product candidates and product development timelines;

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  The formation or termination of corporate alliances;

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  Developments in patent or other proprietary rights by us or our respective competitors, including litigation;

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  Developments or disputes concerning our patent or other proprietary rights, and the issuance of patents in our field of business to others;

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  Government regulatory action;

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  Period-to-period fluctuations in the results of our operations; and

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  Developments and market conditions for emerging growth companies and biopharmaceutical companies, in general.

          In addition, Internet "chat rooms" have provided forums where investors make predictions about our business and prospects, oftentimes without any real basis in fact, that readers may trade on.

          In the past, following periods of volatility in the market prices of the securities of companies in our industry, securities class action litigation has often been instituted against those companies. Please see Item 3 ("Legal Proceedings") for a description of such litigation. If we face such litigation in the future, it would result in substantial costs and a diversion of management's attention and resources, which could negatively impact our business.

Our principal stockholder can significantly influence all matters requiring the approval by our stockholders.

          As of June 30, 2016, Dr. David M. Goldenberg, our Chairman of the Board, Chief Scientific Officer and Chief Patent Officer, together with certain members of his family, including Ms. Cynthia L. Sullivan, our President and Chief Executive Officer, who is Dr. Goldenberg's wife, and other affiliates, controlled the right to vote approximately 8% of our outstanding common stock and approximately 7% of our fully diluted common stock. As a result of this voting power, Dr. Goldenberg has the ability to significantly influence the outcome of substantially all matters that may be put to a vote of our stockholders, including the election of our directors.

There are limitations on the liability of our directors, and we may have to indemnify our officers and directors in certain instances.

          Our certificate of incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors. Our bylaws provide that we will indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by law. These provisions may be in some respects broader than the specific indemnification provisions under Delaware law. The indemnification provisions may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually and reasonably incurred in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware law does not permit a corporation to eliminate a director's duty of care and the provisions of our certificate of incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, for a director's breach of the duty of care.

          We believe that our limitation of officer and director liability assists us to attract and retain qualified employees and directors. However, in the event an officer, a director or the board of directors commits an act that may legally be indemnified under Delaware law, we will be responsible to pay for such officer(s) or director(s) legal defense and potentially any damages resulting there from. Furthermore, the limitation on director liability may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders from instituting litigation against directors for breach of their fiduciary duties, even though such an action, if successful, might benefit our stockholders and us. Given the difficult environment and potential for incurring liabilities currently facing directors of publicly-held corporations, we believe that director indemnification is in our and our stockholders' best interests because it enhances our ability to attract and retain highly qualified directors and reduce a possible deterrent to entrepreneurial decision-making.

          Nevertheless, limitations of director liability may be viewed as limiting the rights of stockholders, and the broad scope of the indemnification provisions contained in our certificate of incorporation and bylaws could result in increased expenses. Our board of directors believes, however, that these provisions will provide a better balancing of the legal obligations of, and protections for, directors and will contribute positively to the quality and stability of our corporate governance. Our board of directors has concluded that the benefit to stockholders of improved corporate governance outweighs any possible adverse effects on stockholders of reducing the exposure of directors to liability and broadened indemnification rights.

We are exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act.

          The Sarbanes-Oxley Act requires that we maintain effective internal controls over financial reporting and disclosure controls and procedures. Among other things, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act ("Section 404"). Compliance with Section 404 requires substantial accounting expense and significant management efforts. Our testing, or the subsequent review by our independent registered public accounting firm, may reveal deficiencies in our internal controls that would require us to remediate in a timely manner so as to be able to comply with the requirements of Section 404 each year. If we are not able to comply with the requirements of Section 404 in a timely manner each year, we could be subject to sanctions or investigations by the SEC, the NASDAQ Stock Market or other regulatory authorities that would require additional financial and management resources and could adversely affect the market price of our common stock.

We do not intend to pay dividends on our common stock. Until such time as we pay cash dividends our stockholders, must rely on increases in our stock price for appreciation.

          We have never declared or paid dividends on our common stock. We intend to retain future earnings to develop and commercialize our product candidates and therefore we do not intend to pay cash dividends in the foreseeable future. Until such time as we determine to pay cash dividends on our common stock, our stockholders must rely on increases in the market price of our common stock for appreciation of their investment.

Risks Related to This Offering

Our use of the offering proceeds may not yield a favorable return on your investment and we may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

          We currently anticipate that the net proceeds from this offering will be used primarily in support of clinical and regulatory activities for IMMU-132, including submission of a NDA to FDA for accelerated approval in metastatic TNBC, and for working capital and general corporate purposes. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. Pending the use of the proceeds in this offering, we will invest them. However, the proceeds may not be invested in a manner that yields a favorable or any return.

As a new investor, you will incur substantial dilution as a result of this offering and future equity issuances, and as a result, our stock price could decline.

          The offering price will be substantially higher than the net tangible book value per share of our outstanding common stock. As a result, based on our capitalization as of June 30, 2016, investors purchasing common stock and accompanying warrants in this offering will incur immediate dilution of $             per share, based on the offering price of $             per share. We believe that following this offering, our current cash and cash equivalents, together with the anticipated proceeds from this offering, will be sufficient to fund our operations through fiscal year 2017; however, our projected revenue may decrease or our expenses may increase and that would lead to our cash resources being consumed earlier than currently anticipated. In addition to this offering, subject to market conditions and other factors, we likely will pursue raising additional funds in the future, as we continue to build our business. In future years, we will likely need to raise significant additional funding to finance our operations and to fund clinical trials, regulatory submissions and the development, manufacture and marketing of other products under development and new product opportunities. Accordingly, we may conduct substantial future offerings of equity or debt securities. The exercise of outstanding options and warrants and future equity issuances, including future public offerings or future private placements of equity securities and any additional shares issued in connection with acquisitions, will also result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          Certain statements contained in this prospectus supplement, the Prospectus and in the documents incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements frequently, but not always, use the words "may", "intends", "plans", "believes", "anticipates" or "expects" or similar words and may include statements concerning our strategies, goals and plans. All forward-looking statements are management's present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among other things: our ability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to successfully finance and secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing diagnostic and therapeutic products; our ability to protect our proprietary technologies; patent infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the caption "Risk Factors" included in this prospectus supplement and under the caption "Factors That May Affect Our Business and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, which is incorporated by reference into the Registration Statement of which this prospectus supplement forms a part.

          The following documents, among others, describe these assumptions, risks, uncertainties, and other factors. You should read and interpret any forward-looking statements together with these documents:

  •
  the risk factors contained in any prospectus supplement under the caption "Risk Factors";

  •
  our most recent annual report on Form 10-K, as amended, including the sections entitled "Business", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations";

  •
  our quarterly reports on Form 10-Q, as amended; and

  •
  our other SEC filings.

          In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, the Prospectus or in any document incorporated by reference in this prospectus supplement might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of the Prospectus, the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

 USE OF PROCEEDS

          We expect to receive net proceeds of approximately $              million from the sale of                       shares of our common stock and accompanying warrants in this offering, after deducting the underwriting discounts and commissions and estimated expenses related to this offering payable by us.

          We expect to use the net proceeds from this offering primarily in support of clinical and regulatory activities for IMMU-132, including submission of a NDA to FDA for accelerated approval in metastatic TNBC, and for working capital and general corporate purposes. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PRICE RANGE OF COMMON STOCK

          Our common stock has been quoted on the NASDAQ under the symbol "IMMU" since 1984. The following table shows the high and low per share sale prices of our common stock for the periods indicated.

Fiscal Quarter Ended	High	Low
2015 Fiscal Year:
September 30, 2014	$3.99	$3.08
December 31, 2014	4.98	3.15
March 31, 2015	5.48	3.64
June 30, 2015	5.05	3.56
2016 Fiscal Year:
September 30, 2015	$4.32	$1.50
December 31, 2015	3.40	1.59
March 31, 2016	3.02	1.61
June 30, 2016	5.44	1.95
2017 Fiscal Year:
Through October 3, 2016	$3.43	$2.09

          On October 3, 2016, the last reported sale price of our common stock on the NASDAQ was $3.31 per share. On October 3, 2016, there were 377 holders of record, and as of August 2, 2016, there were approximately 16,331 beneficial holders of our common stock.

DIVIDEND POLICY

          We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

 DILUTION

          The net tangible book value of our common stock on June 30, 2016 was approximately $57.5 million, or approximately $(0.63) per share, based on 95,832,573 shares of our common stock outstanding. Net tangible book value per share represents the amount of our total tangible assets, less our total tangible liabilities, divided by the total number of shares of our common stock outstanding. Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers of shares of our common stock and accompanying warrants in this offering and the net tangible book value per share of our common stock immediately afterwards. Without taking into account any other changes in net tangible book value after June 30, 2016, other than the sale of the shares of common stock offered by us under this prospectus supplement at a price of $             per share and accompanying warrants and after deducting the estimated underwriting commission and estimated offering expenses payable by us, our net tangible book value at June 30, 2016 would have been approximately $              million, or approximately $             per share. This represents an immediate increase in net tangible book value of approximately $             per share to existing stockholders and an immediate dilution in net tangible book value of $             per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share			$
Net tangible book value per share as of June 30, 2016		$(0.63)
Increase per share attributable to this offering	$

As adjusted net tangible book value per share after this offering
Dilution per share to investors in this offering			$

$

          This table excludes shares of common stock issuable upon exercise of options, warrants and other rights, and the effect of shares of common stock issued, except as indicated above, since June 30, 2016.

 DESCRIPTION OF THE SECURITIES WE ARE OFFERING

          The following description of our common stock and warrants summarizes the material terms and provisions thereof, including the material terms of the common stock and warrants we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

          The material terms and provisions of our common stock are described under the caption "Description of the Securities We May Offer—Common Stock" starting on page 30 of the accompanying prospectus. Our common stock is listed on the NASDAQ Global Market under the symbol "IMMU."

          Our transfer agent is Broadridge Corporate Issuer Solutions, Inc.

Warrants

          The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the warrants.

          Form.    The warrants will be issued either in physical certificated form or in electronic book-entry form to the investors.

          Term.    The warrants will become exercisable on April     , 2017 and remain exercisable during the period ending at 5:30 P.M. on October     , 2018.

          Exercise Price.    The exercise price of the warrants is $             per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, stock issuances, reclassifications or similar events affecting our common stock, but need not be adjusted if such adjustment would result in the exercise price being reduced to less than the par value of the warrant shares.

          Exercisability.    Holders may exercise the warrants beginning on April     , 2017 and at any time thereafter during the applicable term of the warrant. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise. In the event that the registration statement relating to the warrant shares is not effective or the warrant holder is restricted from selling warrant shares due to a blackout period under our corporate trading policy, the warrant holder will have the right to exercise its warrant for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrant. The exercise of the warrants is subject to limits as described below under the caption "—Exercise Limitations."

          No Fractional Shares.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall cause the warrant agent to pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the warrant per whole share.

          Transferability.    Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrant may be transferred at the option of the holder in accordance with the procedures set forth in the warrant.

          Authorized Shares.    During the period the warrants are outstanding, we will reserve from our authorized and unissued shares of common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the warrants upon the exercise of the warrants. In the event we ever fail to have reserved sufficient authorized and unissued shares to provide for the issuance of shares underlying the warrants, we are required to hold a meeting of stockholders within 90 days of such failure to increase the number of authorized shares to cover the issuance of shares of common stock underlying the warrants.

          Exchange Listing.    We do not plan on applying to list the warrants on The NASDAQ Global Market, any other national securities exchange or any other nationally recognized trading system.

          Fundamental Transactions.    In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, reclassification of our common stock or the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting stock, then upon any subsequent exercise of a warrant the holder shall have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock or other equity securities of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction, then we or the successor entity shall at the holder's option, exercisable at any time within 90 days after the consummation of the fundamental transaction, purchase the holder's warrant for an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model on the date of the consummation of the fundamental transaction.

          Exercise Limitations.    Unless, upon becoming a warrant holder, a warrant holder elects to not be subject to this provision, a warrant holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after the exercise. The warrant holder is entitled, by giving notice to us, to increase this limit up to 9.99%. Any increase or decrease to this limit by the warrant holder will not be effective until the 61st day after such notice is delivered to us.

          Right as a Shareholder.    Except as otherwise provided in the warrants or by virtue of such holder's ownership of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

          Waivers and Amendments.    Any term of the warrants issued in the offering may be amended or waived with our written consent and the written consent of holders representing at least 67% of the shares of common stock issuable upon exercise of the warrants then outstanding, provided, that no modification of the terms upon which the warrants are exercisable or reduction of the percentage required for consent to modification of the warrants may be made without the consent of each warrant holder affected thereby. We may also amend the provisions of any warrant with written consent of the holder of such warrant.

          Warrant Agent.    Our warrant agent is Broadridge Corporate Issuer Solutions, Inc.

 ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND
OF OUR CHARTER AND BYLAWS

          The provisions of Delaware law and of our certificate of incorporation and by-laws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or the best interests of Immunomedics.

  •
  Business Combinations.  We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

  •
  Limitation of Liability; Indemnification.  Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate, to the extent legally permissible, a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any shareholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us. We believe that these provisions assist us in attracting and retaining qualified individuals to serve as directors.

 CAPITALIZATION

          The following table sets forth our capitalization as of June 30, 2016:

  •
  on an actual basis; and

  •
  on an as adjusted basis to reflect the sale of the                       shares of common stock offered by us at the public offering price of $             per share and accompanying warrants, less the underwriting discount and estimated offering expenses payable by us.

          You should read the information in this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the accompanying notes incorporated by reference in this prospectus supplement and in the Prospectus.

	June 30, 2016
	Actual	As Adjusted
	(Unaudited)
Stockholders' Deficit:
Preferred stock: $0.01 par value: 10,000,000 shares authorized at June 30, 2016; no shares issued and outstanding at June 30, 2016	—		—
Common stock: $0.01 par value; 155,000,000 shares authorized at June 30, 2016; 95,867,298 issued shares and 95,832,573 outstanding shares at June 30, 2016, actual; issued shares and outstanding shares, as adjusted	958,672
Capital contributed in excess of par	311,320,651
Treasury Stock, at cost, 34,725 shares	(458,370)
Accumulated deficit	(368,504,954)
Accumulated other comprehensive loss	(132,226)
Noncontrolling interest in subsidiary	(710,740)
Total stockholders' deficit	$(57,526,967)	$

          The number of shares in the table above excludes:

  •
  4,015,895 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2016 at a weighted average exercise price of $3.42 per share;

  •
  1,000,000 shares of our common stock issuable upon the exercise of warrants outstanding as of June 30, 2016 at an exercise price of $8.00 per share;

  •
  19,583,360 shares of our common stock that may be issued upon the conversion of $100 million of principal amount of convertible securities based upon a conversion rate of $5.11, subject to adjustment;

  •
  2,066,041 shares of our common stock underlying non-vested Restricted Stock Units and Performance Stock Units; and

  •
  9,788,708 shares of our common stock reserved for future awards under our stock incentive plan as of June 30, 2016.

UNDERWRITING

          Subject to the terms and conditions set forth in an underwriting agreement, we have agreed to sell to Wells Fargo Securities, LLC who is acting as sole book-running manager and who has agreed to purchase,         shares of common stock and warrants to purchase up to             shares of common stock.

          All of the shares and accompanying warrants to be purchased by the underwriter will be purchased from us.

          The underwriting agreement provides that the obligations of the underwriter are subject to various conditions, including approval of legal matters by counsel. The shares of common stock and accompanying warrants are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by it. The underwriter reserves the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.

          The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock and accompanying warrants offered by this prospectus supplement if any are purchased.

Discounts and Commissions

          Shares and accompanying warrants sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement and to certain dealers at that price less a concession of not more than $       per share, of which up to $       per share may be reallowed to other dealers. After the initial offering, the public offering price, concession and reallowance to dealers may be changed.

          The following table summarizes the underwriting discounts and commissions and the proceeds, before expenses, payable to us, both on a per share basis and in total:

Per Combined Share and Accompanying Warrants
Public offering price	$
Underwriting discounts and commissions	$
Proceeds, before expenses, to us	$

          We estimate that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $         .

Indemnification of Underwriter

          The underwriting agreement provides that we will indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

          We and each of our directors and officers have agreed, subject to specified exceptions, that, without the prior written consent of Wells Fargo Securities, LLC, we and they will not, during the period beginning on and including the date of this prospectus supplement through and including the date that is the 90th day after the date of this prospectus supplement, directly or indirectly:

  •
  issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

  •
  in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock; or

  •
  enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Nasdaq Global Market Listing

          Our common stock is listed on the Nasdaq Global Market under the symbol "IMMU." There is no established trading market for the warrants and we do not expect a market to develop. We do not intend to list the warrants on the NASDAQ Global Market, any other national securities exchange or any other nationally recognized trading system.

Stabilization

          In order to facilitate this offering of our common stock and accompanying warrants, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. Specifically, the underwriter may sell more shares of common stock than it is obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after the date of pricing of this offering that could adversely affect investors who purchase in this offering.

          As an additional means of facilitating this offering, the underwriter may bid for, and purchase, common stock in the open market to stabilize the price of our common stock, so long as stabilizing bids do not exceed a specified maximum. The underwriter may also reclaim selling concessions allowed to a dealer for distributing common stock in this offering if the underwriter repurchases previously distributed common stock to cover syndicate short positions or to stabilize the price of the common stock.

          The foregoing transactions, if commenced, may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of the common stock.

          The foregoing transactions, if commenced, may be effected on the Nasdaq Global Market or otherwise. Neither we nor the underwriter make any representation that the underwriter will engage in any of these transactions and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock.

Relationships

          The underwriter and/or its respective affiliates may in the future provide various financial advisory, investment banking, commercial banking and other financial services to us, for which they may receive compensation.

Sales Outside the United States

          No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the common stock and accompanying warrants, or the possession, circulation or distribution of this prospectus or any other material relating to us or the common stock and accompanying warrants, in any jurisdiction where action for that purpose is required. Accordingly, the common stock and accompanying warrants, may not be offered or sold, directly or indirectly, and neither of this prospectus nor any other offering material or advertisements in connection with the common stock and accompanying warrants, may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

          The underwriter may arrange to sell common stock and accompanying warrants offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. In that regard, Wells Fargo Securities, LLC may arrange to sell shares and accompanying warrants in certain jurisdictions through an affiliate, Wells Fargo Securities International Limited, or WFSIL. WFSIL is a wholly-owned indirect subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Securities, LLC. WFSIL is a U.K.-incorporated investment firm regulated by the Financial Conduct Authority. Wells Fargo Securities is the trade name for certain corporate and investment banking services of Wells Fargo & Company and its affiliates, including Wells Fargo Securities, LLC and WFSIL.

European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, an offer to the public of any shares of common stock and accompanying warrants, which are the subject of the offering contemplated by this prospectus, the Shares and accompanying warrants, may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any Shares and accompanying warrants, may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

            (a)     to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (b)     to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

            (c)     to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives of the underwriter; or

            (d)     in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Shares shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer to the public" in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares and accompanying warrants to be offered so as to enable an investor to decide to purchase any Shares and accompanying warrants, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71 EC (including the 2010 PD Amending Directive, in the case of Early Implementing Member States) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

          This prospectus and any other material in relation to the shares and accompanying warrants described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive, or qualified investors, that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as "relevant persons"). The shares and accompanying warrants are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares and accompanying warrants will be engaged in only with, relevant persons. This offering memorandum and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

          The distribution of this prospectus in the United Kingdom to anyone not falling within the above categories is not permitted and may contravene the Financial Services and Markets Act of 2000. No person falling outside those categories should treat this prospectus as constituting a promotion to him, or act on it for any purposes whatever. Recipients of this prospectus are advised that we, the underwriter and any other person that communicates this prospectus are not, as a result solely of communicating this prospectus, acting for or advising them and are not responsible for providing recipients of this prospectus with the protections which would be given to those who are clients of any aforementioned entities that is subject to the Financial Services Authority Rules.

Ireland

          The underwriter has represented and agreed that it has not offered, sold, placed or underwritten and will not offer, sell, place or underwrite the Shares, or do anything in Ireland in respect of the Shares and accompanying warrants, otherwise than in conformity with the provisions of:

  (a)
  the Prospectus Regulations and any rules issued by the Central Bank under Section 51 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland (as amended);

  (b)
  the European Communities (Markets in Financial Instruments) Regulations 2007 (as amended) of Ireland and it will conduct itself in accordance with any rules or codes of conduct and any conditions or requirements, or any other enactment, imposed or approved by the Central Bank; and

  (c)
  the Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued by the Central Bank under Section 34 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland.

France

          This prospectus (including any amendment, supplement or replacement thereto) have not been approved either by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the

Autorité des marchés financiers; no security has been offered or sold and will be offered or sold, directly or indirectly, to the public in France within the meaning of Article L. 411-1 of the French Code Monétaire et Financier except to permitted investors, or Permitted Investors, consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or a limited circle of investors (cercle restreint d'investisseurs) acting for their own account, with "qualified investors" and "limited circle of investors" having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier; none of this prospectus or any other materials related to the offer or information contained therein relating to our securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

Switzerland

          This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The shares of common stock and accompanying warrants may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the shares of common stock and accompanying warrants may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the shares of common stock and accompanying warrants in Switzerland.

Australia

          This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

          The securities are not being offered in Australia to "retail clients" as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to "wholesale clients" for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

          This prospectus does not constitute an offer in Australia other than to persons who do not require disclosure under Part 6D.2 of the Corporations Act 2001 (Australia) and who are wholesale clients for the purposes of section 761G of the Corporations Act 2001 (Australia). By submitting an application for our securities, you represent and warrant to us that you are a person who does not require disclosure under Part 6D.2 and who is a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation to apply for, our securities shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for our securities you undertake to us that, for a period of 12 months from the date of issue of the securities, you will not transfer any interest in the securities to any person in Australia other than to a person who does not require disclosure under Part 6D.2 and who is a wholesale client.

Hong Kong

          The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our securities may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to "professional investors" within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the SFO and any rules made thereunder.

Japan

          Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

          This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where our securities are subscribed or purchased under Section 275 by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our securities pursuant to an offer made under Section 275 except:

    (1)
    to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

    (2)
    where no consideration is or will be given for the transfer;

    (3)
    where the transfer is by operation of law; or

    (4)
    as specified in Section 276(7) of the SFA.

Dubai International Finance Centre

          This prospectus relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority. This prospectus is intended for distribution only to Professional Clients who are not natural persons. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial adviser.

LEGAL MATTERS

          The validity of the common stock and accompanying warrants offered by this prospectus supplement and the Prospectus and certain legal matters will be passed upon for us by DLA Piper LLP (US), Short Hills, New Jersey. The underwriter is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

          The consolidated financial statements and schedule of Immunomedics, Inc. and subsidiaries as of June 30, 2016 and 2015, and for each of the years in the three-year period ended June 30, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE

          We file annual, quarterly and current reports, proxy statements and other documents with the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our reports, proxy statements and other documents filed electronically with the SEC are available at the website maintained by the SEC at http://www.sec.gov. In addition, our common stock has been approved for quotation on the NASDAQ. You can read and copy reports and other information concerning us at the offices of the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers, Inc.), located at 1735 K Street, Washington D.C. 20006. We also make available free of charge on or through our Internet website, http://www.immunomedics.com, our annual, quarterly and current reports, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with the SEC. Information on our website is not a part of this prospectus supplement or the Prospectus.

          We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Common Stock. This prospectus supplement and the Prospectus do not contain all the information contained in that registration statement and its exhibits. For further information with respect to the Company and the Common Stock, you should consult the registration statement and its exhibits. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the SEC's public reference rooms listed above.

          The SEC allows us to "incorporate by reference" in this prospectus supplement information that we file with them, which means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus supplement and information we later file with the SEC will automatically update and supersede the information in this prospectus supplement. The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 000-12104) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

  •
  Our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed on August 18, 2016 and our Amended Annual Report on Form 10-K/A for the fiscal year ended June 30, 2016, filed on October 4, 2016.

  •
  Our Current Report on Form 8-K filed on September 23, 2016.

  •
  The description of the Registrant's outstanding common stock contained in the Registrant's registration statement on Form 8-A filed with the Commission on May 7, 1984, including any amendment or report filed for the purpose of updating the description.

  •
  All documents we have filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to the effectiveness of the registration statement, as well as subsequent to the date of this prospectus supplement and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the date of the filing of the documents.

          In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement.

          Any statement contained in this prospectus supplement, the Prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

          You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting: the Investor Relations Department, c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

          You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the Prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

IMMUNOMEDICS, INC.

$130,000,000
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
UNITS

Immunomedics, Inc. may from time to time offer to sell common stock, preferred stock, debt securities, warrants, and/or units, separately or together in one or more combinations. The preferred stock, debt securities, and warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock or other securities of Immunomedics, Inc. or any other party identified in the applicable prospectus supplement.

Our common stock is traded on the NASDAQ Global Market, referred to herein as NASDAQ, under the symbol "IMMU". The last reported sale of our common stock on the NASDAQ on September 10, 2014 was $3.22 per share. Our principal offices are located at 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

The securities covered by this prospectus may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER THE SECTION ENTITLED "RISK FACTORS" ON PAGE 16 OF THIS PROSPECTUS. THE PROSPECTUS SUPPLEMENT APPLICABLE TO EACH TYPE OR SERIES OF SECURITIES WE OFFER MAY CONTAIN A DISCUSSION OF ADDITIONAL RISKS APPLICABLE TO AN INVESTMENT IN US AND THE PARTICULAR TYPE OF SECURITIES WE ARE OFFERING UNDER THAT PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 1, 2014

EXPLANATORY NOTE

          The prospectus contained herein relates to the general description of common stock issuable by Immunomedics, Inc.

          To the extent required, the information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to the base prospectus will be filed.

          You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, referred to herein as the SEC, using a "shelf" registration process. Under a shelf registration process, we may issue, in one or more offerings, any combination of common stock, preferred stock senior or subordinated debt securities, warrants, or units collectively referred to herein as the securities, up to a total dollar amount of $130,000,000.

          Each time we sell these securities we will provide you with a prospectus supplement containing specific information about the terms of each such sale. This prospectus may not be used to sell any of the securities unless accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information; Incorporation of Documents by Reference" beginning on page 37 of this prospectus.

          Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "we," "us," or similar references mean Immunomedics, Inc. and our subsidiaries.

          You should rely only on the information contained in this prospectus or in a prospectus supplement or amendment. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We may offer to sell, and seek offers to buy these securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or a prospectus supplement or amendment or incorporated herein by reference is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

 ABOUT IMMUNOMEDICS, INC.

Overview

          Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Our advanced proprietary technologies allow us to create humanized antibodies that can be used either alone in unlabeled or "naked" form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, we have built a pipeline of nine clinical-stage product candidates. We have an ongoing collaboration with UCB, S.A., or UCB, to whom we licensed epratuzumab for the treatment of all non-cancer indications worldwide. UCB expects Phase 3 data in systemic lupus erythematosus, or SLE, in the first half of calendar year 2015. We are exploring epratuzumab in oncology in collaboration with independent cancer study groups. Our most advanced product candidate to which we retain worldwide rights for all indications is 90Y-clivatuzumab tetraxetan. We initiated a Phase 3 registration trial in January 2014 in patients with advanced pancreatic cancer. We expect topline data in the first quarter of calendar year 2016.

          Our portfolio of wholly-owned product candidates also includes antibody-drug conjugates (ADCs) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxic effects that are usually found with conventional administration of these chemotherapy agents. Our most advanced ADCs are IMMU-132 and IMMU-130, which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer (mCRC), respectively. We recently presented updated data for both programs at the 2014 Annual Meeting of the American Society of Clinical Oncology (ASCO) demonstrating a high therapeutic index for both agents. These two ADCs facilitate targeted delivery of SN-38, the active metabolite of irinotecan, an effective, yet toxic chemotherapeutic, directly to tumor cells. While IMMU-132 and IMMU-130 are circulating in the blood stream, our novel and proprietary ADC linking system keeps SN-38 conjugated to the antibody and in an inactive form, thereby reducing toxicity to normal tissues. The clinical safety and efficacy results obtained with IMMU-132 and IMMU-130 suggest that this half-life is long enough for the ADCs to reach their targets on the surface of tumor cells, without causing significant harm to the rest of the body. More importantly, the pH-sensitive nature of the linker allows the continuous release of SN-38 from the tumor-bound ADCs, regardless of whether the ADC is internalized or remains on the surface of the tumor cell and without the requirement of an enzyme, leading to a locally enhanced concentration of SN-38 within or near the tumor. We believe this selective delivery enhances SN-38's bioavailability at the tumor, which may improve efficacy while also reducing toxicity.

          We also have a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and pre-clinical development. These include bispecific antibodies targeting cancers and infectious diseases as a T-cell redirecting immunotherapy, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using our patented DOCK-AND-LOCK™ (DNL™) protein conjugation technology. The following discussion is a brief summary of our principal research and development programs as of August 9, 2014.

Broad Pipeline of Late-Stage Antibody-Based Therapies

Upcoming Milestones

          Our foremost clinical goals for fiscal year 2015 are the following:

  1.
  UCB expected to report top-line results from Phase 3 EMBODY™ studies with epratuzumab in patients with moderate or severe SLE;

  2.
  Complete Phase 2 clinical trials with the two solid-tumor ADCs:

  a.
  IMMU-132 in solid cancers;

  b.
  IMMU-130 in mCRC;

  3.
  Continue patient enrollment into the Phase 3 PANCRIT-1 trial with 90Y-clivatuzumab tetraxetan in patients with pancreatic cancer;

  4.
  Continue enrolling patients into the National Cancer Institute (NCI)-funded Phase 2 trial of 90Y-epratuzumab tetraxetan combined with veltuzumab in aggressive non-Hodgkin lymphoma (NHL);

  5.
  Continue enrolling patients into the Phase 1 study of milatuzumab for prevention of acute graft-versus-host disease following stem cell transplant in patients with hematologic malignancies;

  6.
  Continue enrolling patients into the Phase 1 study with IMMU-114, a humanized anti-HLA-DR antibody, as a monotherapy for NHL and chronic lymphocytic leukemia (CLL);

  7.
  Launch a new Phase 1 study with subcutaneously-administered milatuzumab in SLE (funded by the United States Department of Defense).

Our Clinical Programs

          We believe that each of our antibodies has therapeutic potential either when administered as a naked antibody or when conjugated with therapeutic radioisotopes (radiolabeled), chemotherapeutics, cytokines or other toxins to create unique and potentially more effective treatment options. The attachment of various compounds to antibodies is intended to allow the delivery of these therapeutic agents to tumor sites with better specificity than conventional radiation therapy or chemotherapy approaches. This treatment method is designed to reduce the total exposure of the patient to the therapeutic agents, which ideally minimizes debilitating side effects. We are currently focusing our efforts on unlabeled, or "naked" antibodies and antibodies conjugated with drugs, cytokines, or toxins, and on the use of radioisotopes, such as such as yttrium-90 (90Y).

Epratuzumab

          Our most advanced therapeutic product candidate, epratuzumab, is a humanized antibody which targets CD22, an antigen found on the surface of B-lymphocytes, a type of white blood cell critical to proper immune system function. Elevated expression of CD22 and other B-cell receptor — associated (BCR) proteins on B-lymphocytes has been associated with SLE, chronic autoimmune diseases and also with certain cancers. Current therapies for SLE seek to minimize CD22 expression by destroying B-cells, compromising the immune system. Epratuzumab, on the other hand, transfers these BCR-proteins to helper cells called effector cells in order to reduce B-cell destruction and epratuzumab's impact on the immune system. We believe epratuzumab is the only antibody in development targeting the reduction of these proteins without severely depleting B-cells through a process known as trogocytosis. As noted above, we have licensed epratuzumab to UCB for the treatment of all non-cancer indications worldwide. We have retained the rights to epratuzumab in oncology and continue to develop this product candidate in oncology indications, namely in NHL, and acute lymphoblastic leukemia, or ALL, in cooperation with study groups in the United States and Europe.

          Our partner, UCB, is currently evaluating epratuzumab in two Phase 3 clinical trials in SLE. There is currently no cure for lupus and treatment options are limited; belimumab is the only new drug to have gained U.S approval for SLE in the last 50 years. Moderate to severe SLE is chronic and potentially fatal, affecting approximately 300,000 people in the U.S. and in the EU. This autoimmune disease is characterized by a variable and unpredictable course and has the potential to affect any part of the body including organs, skin, joints, blood vessels and nervous system. In December 2010, UCB launched the two Phase 3 EMBODY™ studies based on encouraging results from a Phase 2b study, in which patients treated with epratuzumab reported higher response rates than the placebo patients. Some of the differences in response rates were observed as early as eight weeks after treatment, with further improvement at week 12. In addition, results from an open-label extension arm of the trial showed that continued cycles of epratuzumab therapy maintained improvements or further reduced the lupus disease activity of patients. Furthermore, in some patients, there was a reduction in corticosteroid doses, and no new safety concerns were identified. Patients also reported clinically meaningful improvements in health-related quality of life. UCB has indicated they expect top-line data from these Phase 3 trials during our 2015 fiscal year.

Yttrium-90-Labeled Clivatuzumab Tetraxetan

          90Y-clivatuzumab tetraxetan is our therapeutic product candidate for patients with pancreatic cancer. This product candidate utilizes radioimmunotherapy, which combines the targeting power of monoclonal antibodies with the cell-damaging ability of localized radiation. When infused into a patient, these radiation-carrying antibodies circulate in the body until they locate and bind to the surface of specific cancer cells and then deliver their cytotoxic radiation directly to the cells. Due to its selectivity, we believe that radioimmunotherapy may have fewer side effects than chemotherapy or conventional radiation therapy.

          We have begun patient enrollment into our Phase 3 registration study (PANcreatic Cancer RadioImmunotherapy Trial-1: PANCRIT-1) in patients with metastatic pancreatic cancer who have received at least two prior therapies, one of which must have been a gemcitabine-containing regimen. The study is evaluating the safety and overall survival of clivatuzumab tetraxetan labeled with 90Y plus gemcitabine and best supportive care compared to placebo plus gemcitabine and best supportive care. Clivatuzumab tetraxetan is the conjugation of hPAM4, an antibody that targets a mucin antigen found on pancreatic cancer cells, with a linker that can be easily radiolabeled with Y-90 and other radioisotopes.

Antibody-Drug Conjugates (ADCs)

          The targeted delivery of drug by an antibody is an exciting approach in cancer treatment that has gained significant interest over the past few years. We believe our ADC programs differ from those of other companies, because we do not use supertoxic drugs, such as calicheamicin. Instead, we specifically look for moderately-toxic drugs, such as SN-38 and doxorubicin. We believe the use of a less-toxic drug, conjugated to the appropriate tumor-targeting antibody, will permit greater delivery of the drug over repeated cycles of therapy, thereby improving the therapeutic index, which is the ratio of efficacy to toxicity.

          We have three product candidates from our proprietary ADC program that are in clinical development, two of which focus on the treatment of patients with metastatic solid tumors. The first ADC program, IMMU-132, is an anti-TROP-2-SN-38 ADC currently being evaluated in patients with a variety of solid tumors. IMMU-130 is an anti-CEACAM5-SN-38 ADC currently in development for the treatment of mCRC. Additionally, milatuzumab conjugated with the chemotherapeutic doxorubicin is in dose-escalation studies in patients with multiple myeloma, NHL or CLL.

IMMU-132

          IMMU-132 is an ADC that contains SN-38, the active metabolite of irinotecan, approved by many Health Authorities including the U.S. Food and Drug Administration (FDA) as a chemotherapeutic for patients with cancer. SN-38 cannot be given directly to patients because of its toxicity and poor solubility. IMMU-132 was created at Immunomedics by conjugating SN-38 to hRS7, our anti-TROP-2 antibody. TROP-2 is a cell-surface receptor that while over-expressed by many human tumors, including cancers of the breast, colon and lung, has limited expression in normal human tissues. hRS7 internalizes into cancer cells following binding to TROP-2, making it a suitable candidate for the delivery of cytotoxic drugs.

          IMMU-132 has received orphan drug designation from the FDA for the treatment of patients with small cell lung cancer (SCLC) or pancreatic cancer. In addition to SCLC and pancreatic cancer, IMMU-132 is currently in Phase 2 clinical development focusing on select types of solid cancers including triple-negative breast cancer and colorectal cancer. Results from this multicenter study, as well as initial data from the expansion phase of the trial, were presented at the 2014 Annual Meeting of American Society of Clinical Oncology.

          Overall, 71% of patients (34 of 48) with diverse metastatic solid cancers had durable disease stabilization after receiving treatments with IMMU-132. These include seven patients (15%) with colorectal, small-cell and non-small-cell lung, esophageal, or triple-negative breast cancers showing partial responses with tumor shrinkage of 30% or more as measured by computed tomography (CT).

          Even after failing multiple prior therapies, a median time to progression of at least 12.6 weeks (range 6.0-51.4 weeks) was observed in 48 patients with at least one CT assessment. One patient with hormone-refractive prostate cancer has a long-term, durable stable disease response, which is approaching a year. This patient has received 30 doses of IMMU-132 and treatment is continuing. Despite repeated dosing, no antibodies against the ADC, neither to the antibody nor to SN-38, have been detected in this or any of the other patients in the study.

IMMU-130

          Our second investigational solid-tumor ADC involves our labetuzumab antibody, anti-CEACAM5, conjugated to SN-38. The agent is currently being studied in patients with mCRC who had received at least one prior irinotecan-containing regimen and had an elevated blood titer of carcinoembryonic antigen (CEA). Several dosing schedules were evaluated in three Phase 1 studies. IMMU-130 showed therapeutic activity in all three trials, but a more frequent dosing schedule, with administrations of IMMU-130 once or twice-weekly for two weeks followed by a week off, appeared to be more active in patients with mCRC than when administered every other week.

          With every-other-week dosing, of the 12 assessable patients, there was one partial response, while four other patients had stable disease as best response, resulting in a 42% rate of disease control. The partial responder tolerated a total of 18 doses at 16 mg/kg and showed a 40.6% decrease in the liver and lung target lesions measured by CT, with disease shrinkage observed over a period of about nine months.

          For the once-or twice-weekly dosing regimen, a total of 21 patients with mCRC have been enrolled. Treatment responses from 14 patients with at least one CT showed that 10 of 14 patients (71%) responded to IMMU-130. These patients had a median of 4.5 prior therapies (range 1-11), one of which must have been an irinotecan-containing regimen. Median time to progression for all 14 patients was at least 15.0 weeks (range 5.9->41.1 weeks), with one patient showing an 84% tumor shrinkage and an ongoing duration of partial response of more than seven months. This patient continues to receive treatment and has received a total of 42 doses of the ADC thus far. However, to date, retreated patients have not shown an immune response to the ADC.

          The frequent dosing of IMMU-130 appears to be well tolerated by patients, with transient and reversible neutropenia, and manageable diarrhea the major side effects, which were mild and irregular.

Early-Stage Programs

          We have additional potential products for the treatment of cancer and autoimmune diseases including veltuzumab, our anti-CD20 antibody, and milatuzumab, our anti-CD74 antibody. Veltuzumab is being evaluated in an NCI-funded Phase 2 study in combination with 90Y-epratuzumab tetraxetan in patients with aggressive NHL. Milatuzumab is being developed for the treatment of graft-versus-host disease and has also received a Department of Defense grant for a clinical study in patients with lupus. In addition, milatuzumab conjugated with doxorubicin is in a Phase 1 dose-escalation trial in patients with relapsed NHL or CLL. Other programs include IMMU-114, a humanized anti-HLA-DR antibody being investigated as a monotherapy for NHL and CLL.

Veltuzumab

          Veltuzumab is a humanized monoclonal antibody targeting CD20 receptors on B lymphocytes currently under development for the treatment of NHL and autoimmune diseases. In autoimmune diseases, we are studying the subcutaneous formulation of veltuzumab in patients with immune thrombocytopenia (ITP). The Phase 1/2 trial was designed to evaluate different dosing schedules and has completed patient enrollment. Results from the Phase 1 portion of this study have been published. Final results were presented at the 2013 American Society of Hematology Annual Meeting.

          In oncology, the subcutaneous veltuzumab trial in patients with NHL has been completed and the results have been published. For CLL, after amending the protocol to evaluate a different dosing schedule, the study is now completed. Results from 18 assessable patients with CLL were presented in an oral presentation at the 2012 American Society of Hematology Annual Meeting. In addition, a Phase 1/2 clinical trial, funded by a grant from the NCI, is investigating the combination of veltuzumab with yttrium-90-labeled epratuzumab tetraxetan in patients with aggressive NHL.

Milatuzumab

          Milatuzumab is a humanized monoclonal antibody targeting tumors that express the CD74 antigen, which is present on a variety of hematological tumors and even on some solid cancers, with restricted expression by normal tissues. It has received orphan drug designation from the Food and Drug Administration for the treatment of patients with multiple myeloma or CLL. Milatuzumab is the first anti-CD74 antibody that has entered into human testing and we have completed initial Phase 1 studies in patients with relapsed multiple myeloma, NHL or CLL.

          In addition, we have received a Department of Defense grant for a clinical study of milatuzumab in patients with SLE. The anti-CD74 antibody is also being developed for the treatment of graft-versus-host disease.

          Our interest in pursuing milatuzumab in immune diseases is driven by the observations that implicated CD74 in antigen presentation — particularly by dendritic and other immune cells — and as a survival factor for rapidly proliferating malignant cells. Recent findings have determined that CD74 is a receptor for the pro-inflammatory chemokine, macrophage migration-inhibitory factor, and that binding of the factor to CD74 initiates a signaling cascade resulting in proliferation and survival of normal and malignant B cells, such as in CLL. Migration-inhibitory factor is widely expressed by immune cells, particularly macrophages, and is known to play a role in autoimmune disease. Thus, we believe that milatuzumab, by blocking the function of CD74, could be useful in the management of immune diseases either alone or in combination with other agents — including other B-cell antibodies such as epratuzumab and veltuzumab.

          We believe that data from our preclinical studies indicate that milatuzumab may have the potential to prevent acute graft-versus-host disease, which is a major and sometimes lethal complication for lymphoma and leukemia patients undergoing allogeneic hematopoietic stem-cell transplantation.

Yttrium-90-Labeled Epratuzumab Tetraxetan

          90Y-epratuzumab tetraxetan is our radiolabeled CD22 antibody product candidate for patients with NHL. The radiolabeled antibody is currently being investigated in a Phase 1/2 clinical trial supported by the NCI Small Business Innovation Research grant program, for the therapy of patients with aggressive NHL, in combination with veltuzumab.

Milatuzumab-Doxorubicin

          Milatuzumab conjugated with doxorubicin is our first clinically-evaluated agent from our ADC program. The scientific rationale for developing this agent is based on our understanding of the function and properties of CD74. When milatuzumab binds to CD74, it internalizes rapidly, which we believe makes it an ideal target for selectively delivering a high concentration of doxorubicin inside the cancer cells.

          Another aspect that differentiates our ADC programs is the chemistry of our linker that attaches the drug to the antibody. The technology utilizes a pH-sensitive linker, which allows the rapid detachment of the drug once the ADC enters the acidic environment of the tumor cells. In the case of our milatuzumab-doxorubicin conjugate, the rapid internalization into target cells results in the catabolism of ~10 million molecules per cell per day, of the drug. Therefore, this ADC delivers a high concentration of the intact drug after intracellular release of the drug from the antibody.

          Consequently, we believe that drugs delivered by milatuzumab do not have to be supertoxic, because the shuttle mechanism of CD74 loads the target cell with multiple copies of the drug. Furthermore, CD74 is involved in a cell-to-cell communication pathway that is critical for survival. When CD74 is blocked by milatuzumab, it can lead to cell death, or apoptosis. Thus, we believe the therapeutic efficacy of milatuzumab-doxorubicin may be the combined cytotoxic effects of both the antibody and the drug.

IMMU-114

          IMMU-114 is a novel humanized antibody directed against an immune response target, HLA-DR, for the treatment of patients with B-cell cancers. HLA-DR is a receptor located on the cell surface whose role is to present foreign objects to the immune system for the purpose of eliciting an immune response. Increased presence of HLA-DR in hematologic cancers has made it a prime target for antibody therapy.

          Although other anti-HLA-DR antibodies have been developed, IMMU-114 is distinguished by having a different immunoglobulin class, IgG4, which does not function by the usual effector-cell activities of antibodies, such as complement-dependent cytotoxicity (CDC) and antibody-dependent cellular cytotoxicity (ADCC). As a result, IMMU-114 does not rely on an intact immune system in the patient to kill tumor cells. Furthermore, because ADCC and CDC are believed to play a major role in causing the side effects of antibody therapy, we expect IMMU-114 to be less toxic to patients.

          By targeting HLA-DR, a receptor that is different from the antigen targeted by rituximab or other antibodies in development for NHL and other B-cell malignancies, IMMU-114 may represent a new tool in the arsenal to combat these cancers.

Diagnostic Imaging Products

          We have continued to transition our focus away from the development and commercialization of new diagnostic imaging products in order to accelerate the development of our therapeutic product candidates, although we continue to manufacture and commercialize LeukoScan® (sulesomab) in territories where regulatory approvals have previously been granted. LeukoScan is indicated for diagnostic imaging to determine the location and extent of infection/inflammation in bone in patients with suspected osteomyelitis, including patients with diabetic foot ulcers.

Our Research Programs

          In our drive to improve targeted therapies of diseases, we have assembled significant expertise in antibody engineering, particularly proprietary CDR-grafting methods, antibody production and formulation, immunochemistry, molecular biology, antibody conjugation, peptide chemistry, synthetic organic chemistry, and protein engineering.

          Beginning with our unique grafting technique to produce humanized antibodies, our antibody humanization platform has produced a diverse portfolio of therapeutic agents that are in multiple stages of clinical trials for the therapy of cancer and autoimmune diseases, as detailed above. These humanized antibodies are well tolerated and also have a low incidence of immunogenicity.

          With the successful humanized antibody platform as a foundation, we have built a robust ADC program using our own proprietary ADC linker technology. Linking a drug directly to a targeting agent such as an antibody is but one way of drug delivery. Together with our majority-owned subsidiary, IBC Pharmaceuticals, Inc., we have also pioneered a novel delivery method called pretargeting, in which the therapeutic agent and the antibody are administered to the patient in two separate steps. This delivery method has been shown in preclinical studies to produce very high tumor/normal tissue ratios of uptake. More importantly, with pretargeting, we believe we can apply both imaging and therapy in the same patient, first to qualify the patient for our targeted therapy, and then to monitor the patient's response and progress. We believe strongly that pretargeting has the potential to bring us closer to personalized medicine.

          Pretargeting requires the use of bispecific antibodies that recognize two targets. These antibodies are produced by our new protein engineering platform technology called DOCK-AND-LOCK™ (DNL™) that combines conjugation chemistry and genetic engineering. Finally, we have invented a novel and facile method of labeling peptides with fluorine-18 (F-18) for use in the imaging of diseases using position-emission tomography (PET), and are working toward developing a single-vial kit that can be validated for commercial use.

ADC Linker Technology

          We have developed a novel ADC platform using our proprietary linker, CL2A, which was designed with targeted delivery of SN-38 in mind. SN-38 is about 3 orders of magnitude more potent than irinotecan, its parent drug, but it cannot be administered systemically to patients because of its poor solubility and toxicity. The linker, CL2A, allows us to produce SN-38 conjugates that are soluble in water with excellent yields, as well as preservation of antibody binding and drug activity.

          CL2A contains an antibody coupling group on one end and a chemical group on the other for binding with a drug. We have also added a short polyethylene glycol to improve the solubility of CL2A. Furthermore, because SN-38 can be converted from its active lactone form to the inactive carboxylate form, CL2A was designed to attach close to the lactone ring to prevent it from opening up, thereby maintaining the activity of SN-38. Another key feature of our ADC platform is that the linkage between CL2A and SN-38 is sensitive to both acidic and alkaline conditions and will allow the detachment of SN-38 at a rate of about 50% per day in vivo.

          What differentiates our ADC platform from other companies is the high drug-to-antibody ratio of about seven molecules of drug per antibody. That is to say, when our ADCs bind to their targets on cancer cells, they are delivering up to seven molecules of SN-38 per antibody molecule into the blood or at the vicinity of the tumor, which may explain why our ADCs deliver more than 120-times the amount of SN-38 to the tumor when studied in an animal model, as compared to when irinotecan, the parent compound, is given. We can deliver this drug concentration because our drug is not supertoxic, thus permitting us to give higher antibody doses, in repeated therapy cycles, that we believe provide a better therapeutic index.

Pretargeting

          Our majority-owned subsidiary, IBC Pharmaceuticals, Inc. has been working on the development of novel cancer therapeutics, including radioimmunotherapeutics, using patented pretargeting technologies with proprietary, bispecific antibodies. They include tumor-targeting antibodies with multiple binding-arms and new carrier peptides that allow attachment of different kinds of therapeutic and diagnostic isotopes.

          One of the new bispecific antibodies is TF2. It specifically targets CEA (specifically CEACAM5) expressed in many human cancers, including colorectal cancer. Unlike conventional antibodies which can only attach to the receptor, TF2 has been modified to contain an additional binding site that recognizes a radioisotope-carrying peptide. This allows the separate administration of TF2 before the delivery of radioisotope, a concept known as pretargeting.

          TF2 is currently being studied in three investigator-sponsored clinical trials in France for pretargeted radioimmunotherapy of patients with CEA-expressing small-cell lung cancer and for pretargeted immunoPET imaging of patients with breast or medullary thyroid cancer.

          The ultimate goal of IBC is to offer cancer patients a more individualized treatment by combining improved molecular imaging with targeted therapy. Demonstrated tumor localization in imaging studies may predict a more appropriate group of patients that would respond to the subsequent therapy (personalized medicine).

DOCK-AND-LOCK™ Platform Technology

          Together with IBC, we have developed a platform technology, called the DOCK-AND-LOCK™ method, or DNL™, which has the potential for making a considerable number of bioactive molecules of increasing complexity. DNL™ utilizes the natural interaction between two human proteins, cyclic

AMP-dependent protein kinase, or PKA, and A-kinase anchoring proteins, or AKAPs. The region that is involved in such interaction for PKA is called the dimerization and docking domain, or DDD, which always is produced in pairs. Its binding partner in AKAPs is the anchoring domain, or AD. When mixed together, DDD and AD will bind with each other spontaneously to form a binary complex, a process termed docking. Once "docked," certain amino acid residues incorporated into DDD and AD will react with each other to "lock" them into a stably-tethered structure. The outcome of the DNL™ method is the exclusive generation of a stable complex, in a quantitative manner that retains the full biological activities of its individual components.

          DNL™ combines conjugation chemistry and genetic engineering to enable the creation of novel human therapeutics, and the potential construction of improved recombinant products over those currently on the market. Diverse drugs, chemical polymers, proteins, peptides, and nucleic acids are among suitable components that can be linked to either DDD or AD. Since the invention of DNL™, we have created multivalent, mono- or multi-specific antibodies; DNL-PEGylated cytokines; and cytokine-antibody conjugates.

          An immunocytokine, named 20-2b, comprising veltuzumab and four copies of interferon-alpha (IFNa) was developed using DNL™. 20-2b potently kills NHL cells in vitro and has exhibited in-vivo activity in human NHL xenograft animal models. This novel immunocytokine is being developed as a biologic therapeutic agent for NHL with funding of a Phase 2 Small Business Innovation Research grant from the NCI.

          DNL™ is also being used particularly to make bispecific antibodies targeting cancers and infectious diseases as a T-cell redirecting immunotherapy. This is one of several new methods of cancer immunotherapy being studied both clinically and preclinically. In contrast to hematological tumors, little progress has been made in this approach to treat the more challenging solid cancers, including pancreatic and gastric cancers, two malignancies with very high rates of mortality.

          We are developing a novel investigational T-cell redirecting bispecific antibody, (E1)-3s, created using DNL™ for the potential treatment of pancreatic and gastric cancers. These and various other solid cancers express high-levels of TROP-2, a target recognized by the bispecific (E1)-3s, which also binds to the CD3 antigen on T cells. (E1)-3s effectively induced a potent and specific T-cell-mediated killing of human pancreatic and gastric cancer cell lines. Furthermore, in animal models of human pancreatic or gastric cancer, treatment with (E1)-3s significantly inhibited tumor growth, which resulted in improved survival compared with the control groups. Adding interferon-a enhanced the tumor-growth-inhibition activity of (E1)-3s.

          As with all candidate therapeutic molecules developed by us, the safety and potential efficacy cannot be predicted until sufficient trials in humans have been conducted.

Peptides and F-18 Labeling

          Since the pretargeting methods jointly developed with IBC are producing very high tumor/normal tissue ratios, we have been working on developing a facile method for the radiolabeling of peptides with F-18 via a conjugate with aluminum or other metals.

          In the new labeling method, F-18 was first allowed to react with aluminum in solution, which occurred instantaneously and in a quantitative manner to form an aluminum-F-18 complex. The complex was then bound or chelated to a chemical group attached to a peptide. By manipulating the chemical structure of the group that the aluminum-F-18 complex attaches to in the peptide, we were able to improve the yield of the reaction to 87%. The entire process is rapid, requiring only 15-20 minutes. This is the first method of binding F-18 to peptides via an aluminum conjugate.

          The method has since been successfully applied to a bispecific antibody pretargeting study in animals injected with human colon cancer cells. Moreover, F-18-labeled peptides were shown to be stable enough to produce exceptional PET images of receptor-expressing tumors in animals by labeling of specific peptides binding such receptors. Scientists at the National Institutes of Health and outside third parties have also successfully applied the new F-18 labeling method for the PET imaging of tumor angiogenesis in mice, angiogenesis imaging in a myocardial infarction/reperfusion animal model, hypoxia imaging, and the imaging of growth factor receptors in animal models of gastrointestinal and ovarian cancers.

          PET is one of the most prominent imaging tools in diagnostic medicine. F-18 is a positron-emitting radioisotope usually given to patients as F-18 fluoro-2-deoxyglucose (F-18 FDG), a sugar analog. Increased glucose metabolism, which leads to higher uptake of F-18 FDG, is the premise of F-18 FDG PET imaging. F-18 FDG is the most widely used radiopharmaceutical in PET to determine abnormal glucose metabolism. In the United States, F-18 FDG has been approved for use in detecting certain tumors, coronary artery disease, and epilepsy. However, F-18 FDG uptake is also enhanced during inflammatory processes and in rapidly-proliferating normal cells (such as bone marrow), which may lead to false-positive results and lower specificity.

          Our goal is to improve the labeling process to the point where we will be capable of radiolabeling these peptides at clinical-scale using single-vial kits, then license the platform technology to companies on a product-by-product basis. To that end, we have improved the labeling method such that commercial F-18 in saline solution can be used and the labeling of temperature-sensitive and insensitive peptides or proteins, including antibodies, were achieved. In order to further simplify the procedure and make the process more consistent and for broader use, we have formulated and published a lyophilized kit that could be validated and manufactured under Good Manufacturing Practice conditions.

          The kit, which contains aluminum, a radioprotectant, a non-volatile buffer, and a bulking agent, was able to F-18-label a peptide with approximately 70% yield under non-optimized condition using a semi-automated machine. With a fully automated microfluidics machine, the reaction time was reduced to 1.5 minutes. More importantly, F-18-labeled peptide was produced in amounts that are in the range of a single-patient dose. We are also pursuing the commercial development of radiopharmacy manufacturing to prepare multi-dose18F labeled peptides and proteins based on the new labeling method through a corporate partnership.

          In related work, similar synthetic methods have also been used to prepare peptides that can be radiolabeled with technetium-99m, gallium-68, indium-111, lutetium-177, and yttrium-90, which are being applied to the bispecific pretargeting technology that is being developed through IBC.

Corporate Collaborations

          We have exclusively licensed our product candidate, epratuzumab, to UCB for the treatment of all non-cancer indications worldwide. Under the terms of the Development, Collaboration and License Agreement with UCB (the "UCB Agreement"), UCB is solely responsible for the development, manufacturing and commercialization of epratuzumab for the treatment of all non-cancer indications and for the continuation of ongoing clinical trials in SLE. Initially, we were responsible for supplying epratuzumab for the completion of clinical trials relating to SLE, the Sjögren's Phase 2 Clinical Trial and the SLE Open Label Study as defined in the UCB Agreement. In August 2009, UCB relieved us of our remaining obligation to supply UCB with any further supplies.

          In December 2011, we entered into an Amendment Agreement with UCB (the "UCB Amendment Agreement"), providing UCB the right to sublicense epratuzumab to a third party for North America and certain other territories, subject to our consent of the sublicensee and sublicensing agreement. Under the terms of the UCB Amendment Agreement, we received a cash payment of $30 million and issued to UCB a 5-year warrant to purchase one million (1,000,000) shares of our common stock at an exercise price of $8.00 per share. Further, UCB has returned to us its buy-in option in the field of oncology. Collectively, pursuant to the UCB Agreement and the UCB Amendment Agreement, we are entitled to receive (i) up to $145.0 million in cash payments and $20.0 million in equity investments in regulatory milestone payments and (ii) up to $260.0 million related to the achievement of specified product sales milestones. We are also entitled to product royalties ranging from mid-teen to mid-twenty percentage of aggregate annual net sales under the UCB Agreement during the product royalty term. No development milestone, commercialization milestone or royalty payments were achieved through the date of this prospectus.

          In January 2013, we entered into a collaboration agreement with Algeta ASA, or Algeta, for the development of epratuzumab conjugated with Algeta's proprietary thorium-227 alpha-pharmaceutical payload. Under the terms of this agreement, we have manufactured and supplied clinical-grade epratuzumab to Algeta, which has rights to evaluate the potential of a conjugated thorium-227 epratuzumab for the treatment of cancer. Algeta will fund all nonclinical and clinical development costs up to the end of Phase 1 clinical testing. Upon successful completion of Phase 1 clinical testing, the parties shall negotiate terms for a license agreement at Algeta's request. We have agreed with Algeta to certain parameters to be included in the license agreement. On March 6, 2014, The Bayer Group ("Bayer") completed its voluntary takeover of 98.2% shares and voting rights in Algeta ASA which made Algeta ASA a majority-owned subsidiary of Bayer. Bayer subsequently acquired the remaining shares of the minority shareholders and has had the program with Immunomedics formally transferred to Bayer (Algeta).

Legal Proceedings

Former Licensing Partner:

          On October 3, 2013, the Company received notification from Takeda Pharmaceutical Company Limited/Nycomed GmbH of termination of the License and Collaboration Agreement that it entered into with Nycomed which provided Nycomed a worldwide license to develop, manufacture and commercialize veltuzumab, in the subcutaneous formulation, for the treatment of all non-cancer indications, referred to herein as the Nycomed Agreement. The notification was received subsequent to the Company's filing of arbitration proceedings in an effort to resolve the dispute it has with Nycomed and Takeda concerning delays in the development of veltuzumab, which the Company argues is a material breach of the Nycomed Agreement. As a result of the termination, all rights to veltuzumab revert to the Company, all parties have had discussions regarding the transition of veltuzumab back to the Company and certain materials have been returned to the Company. In addition, the Company will continue to pursue the arbitration procedure to address its claim for damages due to, among other things, delays in the development of veltuzumab.

          On October 11, 2013, Takeda and Takeda-Nycomed filed their Statement of Defense and Counterclaims alleging, among other things, that the Company wrongfully terminated the licensing agreement and caused Takeda and Takeda-Nycomed to suffer significant damages and delays in developing veltuzumab. The Company responded by filing its own Statement of Defense on November 12, 2013, denying Takeda and Takeda-Nycomed's allegations and contesting Takeda or Takeda-Nycomed's rights to any relief. An arbitrator was appointed later that month. On December 20, 2013 the arbitrator issued a pre-hearing scheduling order and discovery, and the arbitration is proceeding in accordance with that schedule. The hearing portion of the arbitration process was completed on August 21, 2014. Each party's counsel is expected to file post-hearing submissions in October 2014. The decision by the arbitrator is expected within two months of the post-hearing submissions.

          The Company does not believe these matters, even if adversely adjudicated or settled, would have a material adverse effect on its consolidated financial condition, results of operations or cash flows.

Shareholder complaints:

          Two separate shareholder derivative complaints have been filed against the Company. First, on March 24, 2014, a complaint styled Kops v. Goldenberg, et al., was filed in the Superior Court of New Jersey, Chancery Division, General Equity Part, Morris County. Second, on April 18, 2014, a complaint styled Breitman v. Sullivan, et al., was filed in the United States District Court for the District of New

Jersey. The complaints allege, among other things, that the Company and certain directors and officers breached their fiduciary duties for disseminating false and misleading information relating to the termination of the Nycomed Agreement. In particular, the complaints allege that defendants failed to make timely disclosure concerning a dispute concerning a delay in the development of veltuzumab. On October 9, 2013, the Company announced that the Nycomed Agreement was terminated. The complaints allege that the breaches in fiduciary duties by the directors and officers caused damages to the Company and stockholders, including a decline in value of the Company's common stock, increased investigatory and litigation costs, and exposure to civil liability as a result of a pending securities fraud class action suit. Plaintiffs bring the derivative actions to recover damages against the directors and officers for the benefit of the Company, and to require the Company to reform and improve its corporate governance and internal procedures. With respect to Breitman, the Company and plaintiffs filed a Joint Stipulation to Stay the matter pending the outcome of a related putative class action lawsuit, described below. With respect to Kops, the Superior Court of New Jersey stayed the matter until October 27, 2014. The defendants believe that the allegations in the derivative complaints are without merit and intend to defend the lawsuits vigorously; however, there can be no assurance regarding the ultimate outcome of these lawsuits.

          A putative class action lawsuit, styled Nasyrova v. Immunomedics, Inc., was filed on February 27, 2014 in the United States District Court for the District of New Jersey. The lawsuit alleges that the Company and certain of its current and former officers and directors failed to disclose and/or made material misstatements in the Company's public filings relating to the termination of the Nycomed Agreement. In particular, the complaint alleges that defendants failed to make timely disclosure concerning a dispute concerning a delay in the development of veltuzumab. On October 9, 2013, the Company announced that the Nycomed Agreement was terminated. The complaint alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. On June 24, 2014 the District Court entered an order appointing John Nett as lead plaintiff and The Rosen Law Firm, P.A. as lead counsel. Lead plaintiff and lead counsel thereafter filed an Amended Class Action Complaint on August 8, 2014. The defendants believe that the allegations in the class action complaint are without merit and intend to defend the lawsuit vigorously; however, there can be no assurance regarding the ultimate outcome of this lawsuit.

          From time to time, the Company is party to litigation in the ordinary course of its business and may become a party to additional litigation in the future. Other than as set forth above, the Company's management knows of no other material existing or pending legal proceedings or claims against the Company, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. To the Company's knowledge, no director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of the Company's securities, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

Corporate Information

          We were incorporated in Delaware in 1982. Our principal offices are located at 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200. In addition to our majority-owned subsidiary, IBC, we also have two foreign subsidiaries, Immunomedics B.V. in The Netherlands and Immunomedics GmbH in Darmstadt, Germany, to assist us in managing sales and marketing efforts and coordinating clinical trials in Europe. Our web address is www.immunomedics.com. We have not incorporated by reference into this Registration Statement of which this prospectus forms a part the information on our website and you should not consider it to be a part of this document.

          Our reports that have been filed with the Securities and Exchange Commission, or SEC, are available on our website free of charge, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Copies of this prospectus may also be obtained without charge electronically or by paper by contacting Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950 or by calling (973) 605-8200.

          In addition, we make available on our website (i) the charters for the committees of the Board of Directors, including the Audit Committee, Compensation Committee and Governance and Nominating Committee, and (ii) the Company's Code of Business Conduct (the Code of Conduct) governing its directors, officers and employees. Within the time period required by the SEC, we will post on our website any modifications to the Code of Conduct, as required by the Sarbanes-Oxley Act of 2002.

          The public may also read and copy the materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          Certain statements contained in this prospectus, any prospectus supplement and in the documents incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements frequently, but not always, use the words "may", "estimate", "projects", "intends", "plans", "believes", "anticipates" or "expects" or similar words and may include statements concerning our strategies, goals and plans. All forward-looking statements are management's present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among other things: our inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to obtain additional capital through strategic collaborations, licensing, convertible debt securities or equity financing in order to continue our research and development programs as well as secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products; our ability to protect our proprietary technologies; patent infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the caption "Risk Factors" included in any prospectus supplement and under the caption "Factors That May Affect Our Business and Results of Operations" in our Annual Report on Form 10-K for the year ended June 30, 2014 and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference into the Registration Statement of which this prospectus forms a part.

          The following documents, among others, describe these assumptions, risks, uncertainties, and other factors. You should read and interpret any forward-looking statements together with these documents:

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  the risk factors contained in any prospectus supplement under the caption "Risk Factors";

  •
  our most recent annual report on Form 10-K, including the sections entitled "Business", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations";

  •
  our quarterly reports on Form 10-Q; and

  •
  our other SEC filings.

          In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus, any prospectus supplement or in any document incorporated by reference in this prospectus might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this prospectus, the date of any prospectus supplement or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

 RISK FACTORS

Factors That May Affect Our Business and Results of Operations

          Our business is subject to certain risks and uncertainties, each of which could materially adversely affect our business, financial condition, cash flows and results of operations.

Risks Relating to Our Business, Operations and Product Development

We have a long history of operating losses and it is likely that our operating expenses will continue to exceed our revenues for the foreseeable future.

          We have incurred significant operating losses since our formation in 1982. As of June 30, 2014, we had an accumulated deficit of approximately $261.5 million. We continue to spend our cash resources to fund our research and development programs and, subject to adequate funding, we expect these expenses to increase for the foreseeable future. Our only significant sources of revenue in recent years have been derived from our existing licensing agreement with UCB and the collaboration agreement with Bayer (Algeta). The timing of when we are able to record licensing fee revenue from such agreements has varied historically and may result in quarterly or annual profits or losses that are not necessarily reflective of our business operations or related cash flows. There can be no assurance that we will be profitable in future quarters or other periods. Additionally, the only product sales we have earned to date have come from the limited sales of our diagnostic imaging product. In addition, we have made the strategic decision to de-emphasize sales of our diagnostic product and focus on our therapeutic pipeline. We have never had product sales of any therapeutic product. Although we may have net income from time to time based on the timing and amount of proceeds received under collaborative agreements, we expect to experience significant operating losses as we invest further in our research and development activities while simultaneously attempting to develop and commercialize our other therapeutic product candidates. If we are unable to develop commercially viable therapeutic products or to license them to third parties, it is likely that we will never achieve significant revenues or become profitable, either of which would jeopardize our ability to continue as a going concern.

Our most advanced therapeutic product candidates are still only in the clinical development stage, and will require us to raise capital in the future in order to fund further expensive and time-consuming studies before they can even be submitted for final regulatory approval.

          Our most advanced therapeutic product candidates are still in the clinical development stage and will not be available for commercial sale any time soon, if ever. In order to complete the clinical development process for each of our product candidates, it will be necessary to invest significant financial resources, and devote a great deal of time and effort, just to reach the point where an application for final FDA or foreign regulatory approval can be submitted. In addition, we will need to raise additional capital to finance the costly process of obtaining approval for any of our current products should we get to that stage of product development. However, financing may not be available to us when we need it or on terms acceptable to us.

          Clinical trials involve the administration of a product candidate to patients who are already extremely ill, making patient enrollment often difficult and expensive. Moreover, even in ideal circumstances where the patients can be enrolled and then followed for the several months or more required to complete the study, the trials can be suspended, terminated or otherwise fail for any number of reasons, including:

  •
  later-stage clinical trials may raise safety or efficacy concerns not readily apparent in earlier trials;

  •
  unforeseen difficulties in manufacturing the product candidate in compliance with all regulatory requirements and in the quantities needed to complete the trial which may become cost-prohibitive;

  •
  while underway, the continuation of clinical trials may be delayed, suspended or terminated due to modifications to the clinical trial's protocols based on interim results obtained or changes required by the FDA;

  •
  we or our collaboration partner(s) may suspend or cease trials in our or their sole discretion;

  •
  during the long trial process alternative therapies may become available which make further development of the product candidate impracticable; and

  •
  if we are unable to obtain the additional capital we need to fund all of the clinical trials we foresee, including the anticipated Phase 3 trial for Y-90-labeled-clivatuzumab tetraxetan in pancreatic cancer, we may be forced to cancel or otherwise curtail such trials and other studies.

          Any failure or substantial delay in successfully completing clinical trials for our product candidates, particularly the ongoing trials for our most advanced product candidates, epratuzumab, veltuzumab and Y-90-labeled-clivatuzumab tetraxetan, could severely harm our business and results of operations.

Our clinical trials may not adequately show that our drugs are safe or effective.

          Progression of our drug products through the clinical development process is dependent upon our trials indicating our drugs have adequate safety and efficacy in the patients being treated by achieving pre-determined safety and efficacy endpoints according to the trial protocols. Failure to achieve either of these could result in delays in our trials or require the performance of additional unplanned trials. This could result in delays in the development of our product candidates and could result in significant unexpected costs or the termination of programs.

Should the clinical development process be successfully completed, our ability to derive revenues from the sale of therapeutics will depend upon our first obtaining FDA as well as foreign regulatory approvals, all of which are subject to a number of unique risks and uncertainties.

          Even if we are able to demonstrate the safety and efficacy of our product candidates in clinical trials, if we fail to gain timely approval to commercialize our product candidates from the FDA and other foreign regulatory authorities, we will be unable to generate the revenues we will need to build our business. These approvals may not be granted on a timely basis, if at all, and even if and when they are granted, they may not cover all the indications for which we seek approval. For example, while we may develop a product candidate with the intention of addressing a large, unmet medical need, the FDA may only approve the use of the drug for indications affecting a relatively small number of patients, thus greatly reducing the market size and our potential revenues. The approvals may also contain significant limitations in the form of warnings, precautions or contraindications with respect to conditions of use, which could further narrow the size of the market. In certain countries, even if the health regulatory authorities approve a drug, it cannot be marketed until pricing for the drug is also approved. Finally, even after approval can be obtained, we may be required to recall or withdraw a product as a result of newly discovered safety or efficacy concerns, either of which would have a materially adverse effect on our business and results of operations.

In order to fund future operations, we will need to raise significant amounts of additional capital. Because it can be difficult for a small-cap company like ours to raise equity capital on acceptable terms and given the continued weakness in the economy, we cannot assure you that we will be able to obtain the necessary capital when we need it, or on acceptable terms, if at all.

          Even if our technologies and product candidates are superior, if we lack the capital needed to bring our future products to market, we will never be successful. We have obtained the capital necessary to fund our research and development programs to date primarily from the following sources:

  •
  Upfront payments, milestone payments and payments for limited amounts of our antibodies received from licensing partners;

  •
  Proceeds from the public and private sale of our equity or debt securities; and

  •
  Limited product sales of LeukoScan®, licenses, grants and interest income from our investments.

          As of June 30, 2014, we have $41.8 million of cash, cash equivalents and marketable securities. We believe we have sufficient funds to continue our operations and research and development programs for at least the next 12 months. Our budgeted cash requirements in fiscal year 2015 are expected to increase to approximately $41.0 million. However, we have the ability to reduce our cash flow spending requirements for fiscal year 2015 if necessary, after considering certain planned discretionary spending. Our estimated increased expenses for fiscal year 2015 relates primarily to expenses related to the clivatuzumab tetraxetan Phase 3 clinical trial for the treatment of patients with pancreatic cancer as well as for expenses for the ongoing ADC programs. We will require additional funding in order to complete this Phase 3 clinical trial.

          We plan to continue pursuing sources of financing including, potential payments from partners, (including any cash payment that the Company might receive in connection with a sublicense involving a third party and UCB, which is not within the Company's control), licensing arrangements or other financing sources.

          Over the long term, we expect research and development activities to continue to expand and we do not believe we will have adequate cash to continue to conduct development of product candidates in line with our pipeline included in our long term corporate strategy. Our capital requirements are dependent on numerous factors, including:

  •
  The rate at which we progress our research programs and the number of product candidates we have in pre-clinical and clinical development at any one time;

  •
  The cost of conducting clinical trials involving patients in the United States, Europe and possibly elsewhere;

  •
  Our need to establish the manufacturing capabilities necessary to produce the quantities of our product candidates we project we will need;

  •
  The time and costs involved in obtaining FDA and foreign regulatory approvals;

  •
  The cost of first obtaining, and then defending, our patent claims and other intellectual property rights;

  •
  The success of UCB in meeting the clinical development and commercial milestones for epratuzumab, and

  •
  Our ability to enter into licensing and other collaborative agreements to help off-set some of these costs.

          There may be additional cash requirements for many reasons, including, but not limited to, changes in our research and development plans, the need for unexpected capital expenditures or costs associated with any acquisitions of other businesses, assets or technologies that we may choose to undertake. If we deplete our existing capital resources, we will be required to either obtain additional capital quickly, or else significantly reduce our operating expenses and capital expenditures, either of which could have a material adverse effect on us.

          Our ability to raise future capital on acceptable terms will depend not only upon our operating performance, but also on conditions in the public and private debt and equity markets, as well as the overall performance of other companies in the biopharmaceutical and biotechnology sectors. Because of the current economic conditions and risk-adverse conditions in the public and private debt and equity markets, financing may not be available to us when we need it on terms we find acceptable, if at all. Furthermore, the terms of any such debt or equity financing may include covenants which limit our future ability to manage the business, contain preferences, privileges and rights superior to those enjoyed by holders of our common stock or cause substantial dilution to our existing stockholders.

If we, or our collaboration partners, cannot successfully and efficiently manufacture the compounds that make up our products and product candidates, our ability, and the ability of our collaboration partners, to sell products and conduct clinical trials will be impaired.

          Our ability to conduct our pre-clinical and clinical research and development programs depends, in large part, upon our ability to manufacture our proprietary compounds in accordance with FDA and other regulatory requirements. We have limited historical experience in manufacturing these compounds in significant quantities, and we may not be able to do so in the quantities required to commercialize these products. Any interruption in manufacturing at this site, whether by natural acts or otherwise, could significantly and adversely affect our operations, and delay our research and development programs.

          We and our collaboration partners also depend on third parties to provide certain raw materials, manufacturing and processing services. All manufacturers of pharmaceutical products must comply with current Good Manufacturing Practice regulations, or cGMPs, required by the FDA and other regulatory agencies. Such regulations address, among other matters, controls in manufacturing processes, quality control and quality assurance requirements and the maintenance of proper records and documentation. The FDA and other regulatory agencies routinely inspect manufacturing facilities. The FDA generally will issue a notice on Form 483 if it finds issues with respect to its inspections. If our manufacturing facility or those facilities of our partners and our respective contract manufacturers or processors do not comply with applicable cGMPs and other regulatory requirements, we may be subject to product liability claims, we may be unable to meet clinical demand for our products, and we could suffer delays in the progress of clinical trials for products under development.

We are dependent upon UCB for the final development and commercialization of epratuzumab for the treatment of non-cancer indications worldwide, and they may not be successful.

          We have licensed the exclusive worldwide rights for the treatment of non-cancer indications to one of our most advanced therapeutic compounds, epratuzumab, to UCB. As a result, UCB is solely responsible, and we are depending upon them, for completing the clinical development of these compounds, obtaining all necessary regulatory approvals, and then commercializing and manufacturing the compounds for sale. If they do not fully perform their responsibilities under our agreements, or if the clinical trials to be conducted are not initiated, are unsuccessful or are terminated by them for any other reason, our ability to commercialize this product candidate in the future, as well as other product candidates we have in development which are closely related to them, would be severely jeopardized. In such event, it is likely we would never receive any additional milestone payments or royalties that we are eligible to receive under our agreement with UCB, and our ability to fund the development and testing of our other product candidates would be adversely affected.

We may not successfully establish and maintain collaborative and licensing arrangements, which could adversely affect our ability to develop and commercialize our product candidates. Our future collaboration partners may not adequately perform their responsibilities under our agreement, which could adversely affect our development and commercialization program.

          A key element of our business strategy is to develop, market and commercialize our product candidates through collaborations with more established pharmaceutical companies. We may not be able to maintain or expand these licenses and collaborations or establish additional licensing and collaboration arrangements necessary to develop and commercialize our product candidates. Even if we are able to maintain or establish licensing or collaboration arrangements, these arrangements may not be on favorable terms and may contain provisions that will restrict our ability to develop, test and market our product candidates. Any failure to maintain or establish licensing or collaboration arrangements on favorable terms could adversely affect our business prospects, financial condition or ability to develop and commercialize our product candidates.

          We expect to rely at least in part on third party collaborators to perform a number of activities relating to the development and commercialization of our product candidates, including the manufacturing of product materials, the design and conduct of clinical trials for our product candidates, and potentially the obtaining of regulatory approvals and marketing and distribution of any successfully developed products. Our collaborative partners may also have or acquire rights to control aspects of our product development and clinical programs. As a result, we may not be able to conduct these programs in the manner or on the time schedule we currently contemplate. In addition, if any of these collaborative partners withdraw support for our programs or product candidates or otherwise impair their development, our business could be negatively affected. To the extent we undertake any of these activities internally, our expenses may increase.

          In addition, our success depends on the performance of our collaborators of their responsibilities under these arrangements. Some potential collaborators may not perform their obligations in a timely fashion or in a manner satisfactory to us. Because such agreements may be exclusive, we may not be able to enter into a collaboration agreement with any other company covering the same product field during the applicable collaborative period. In addition, our collaborators' competitors may not wish to do business with us at all due to our relationship with our collaborators. If we are unable to enter into additional product discovery and development collaborations, our ability to sustain or expand our business will be significantly diminished.

Our future success will depend upon our ability to first obtain and then adequately protect our patent and other intellectual property rights, as well as avoiding the infringement of the rights of others.

          Our future success will be highly dependent upon our ability to first obtain and then defend the patent and other intellectual property rights necessary for the commercialization of our product candidates. We have filed numerous patent applications on the technologies and processes that we use in the U.S. and certain foreign countries. Although we have obtained a number of issued U.S. patents to date, the patent applications owned or licensed by us may not result in additional patents being issued. Moreover, these patents may not afford us the protection we need against competitors with similar technologies or products.

          The successful development of therapeutic products frequently requires the application of multiple technologies that may be subject to the patent or other intellectual property rights of third parties. Although we believe it is likely we will need to license technologies and processes from third parties in the ordinary course of our business, we are not currently aware of any material conflict involving our technologies and processes with any valid patents or other intellectual property rights owned or licensed by others. In the event that a third party was to claim such a conflict existed, they could sue us for damages as well as seek to prevent us from commercializing our product candidates. It is possible that a third party could successfully claim that our products infringe on their intellectual property rights. Uncertainties resulting from the litigation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Any patent litigation or other proceeding, even if resolved in our favor, would require significant financial resources and management time.

          Some of our competitors may be able to sustain these costs more effectively than we can because of their substantially greater financial and managerial resources. If a patent litigation or other proceeding is resolved unfavorably to us, we may be enjoined from manufacturing or selling our products without a license from the other party, in addition to being held liable for significant damages. We may not be able to obtain any such license on commercially acceptable terms, if at all.

          In addition to our reliance on patents, we attempt to protect our proprietary technologies and processes by relying on trade secret laws, nondisclosure and confidentiality agreements and licensing arrangements with our employees and other persons who have access to our proprietary information. These agreements and arrangements may not provide meaningful protection for our proprietary technologies and processes in the event of unauthorized use or disclosure of such information. In addition, our competitors may independently develop substantially equivalent technologies and processes or otherwise gain access to our trade secrets or technology, either of which could materially and adversely affect our competitive position.

We face substantial competition in the biotechnology industry and may not be able to compete successfully against one or more of our competitors.

          The biotechnology industry is highly competitive, particularly in the area of diagnostic and therapeutic oncology and autoimmune disease products. In recent years, there have been extensive technological innovations achieved in short periods of time, and it is possible that future technological changes and discoveries by others could result in our products and product candidates quickly becoming uncompetitive or obsolete. A number of companies, including Biogen Idec, Roche, GlaxoSmithKline, Seattle Genetics, ImmunoGen, Merck Serono, Genmab, Amgen, Bristol-Myers Squibb, Bayer Healthcare Pharmaceuticals, Pfizer, AstraZeneca and Eli Lilly, are engaged in the development of therapeutic autoimmune and oncology products. For example, Human Genome Sciences, a wholly owned subsidiary of GlaxoSmithKline, has received approval from the FDA for belimumab, their human monoclonal antibody against B-lymphocyte stimulator, or BlyS, for the therapy of patients with SLE. Many of these companies have significantly greater financial, technical and marketing resources than we do. In addition, many of these companies have more established positions in the pharmaceutical industry and are therefore better equipped to develop, commercialize and market oncology and autoimmune disease products. Even some smaller competitors may obtain a significant competitive advantage over us if they are able to discover or otherwise acquire patentable inventions, form collaborative arrangements or merge with larger pharmaceutical companies.

          We expect to face increasing competition from universities and other non-profit research organizations. These institutions carry out a significant amount of research and development in the field of antibody-based technologies and they are increasingly aware of the commercial value of their findings. As a result, they are demanding greater patent and other proprietary rights, as well as licensing and future royalty revenues.

We may be liable for contamination or other harm caused by hazardous materials that we use in the operations of our business.

          In addition to laws and regulations enforced by the FDA, we are also subject to regulation under various other foreign, federal, state and local laws and regulations. Our manufacturing and research and development programs involve the controlled use of viruses, hazardous materials, chemicals and various radioactive compounds. The risk of accidental contamination or injury from these materials can never be completely eliminated, and if an accident occurs we could be held liable for any damages that result, which could exceed our available resources.

The nature of our business exposes us to significant liability claims, and our insurance coverage may not be adequate to cover any future claims.

          The use of our compounds in clinical trials and any future sale exposes us to liability claims that could be substantial. These claims might be made directly by healthcare providers, medical personnel, patients, consumers, pharmaceutical companies, and others selling or distributing our compounds. While we currently have product liability insurance that we consider adequate for our current needs, we may not be able to continue to obtain comparable insurance in the future at an acceptable cost, if at all. If for any reason we cannot maintain our existing or comparable liability insurance, our ability to clinically test and market products could be significantly impaired. Moreover, the amount and scope of our insurance coverage, as well as the indemnification arrangements with third parties upon which we rely, may be inadequate to protect us in the event of a successful product liability claim. Any successful claim in excess of our insurance coverage could materially and adversely affect our financial condition and operating results.

The loss of any of our key employees could adversely affect our operations.

          We are heavily dependent upon the talents of Dr. David M. Goldenberg, our Chairman of the Board, Chief Scientific Officer and Chief Medical Officer, and Ms. Sullivan, our President and Chief Executive Officer, as well as certain other key personnel. If Dr. Goldenberg, Ms. Sullivan or any of our other key personnel were to unexpectedly leave our Company, our business and results of operations could be materially and adversely affected. In addition, as our business grows we will need to continue to attract additional management and scientific personnel. Competition for qualified personnel in the biotechnology and pharmaceutical industries is intense and we may not be successful in our recruitment efforts. If we are unable to attract, motivate and retain qualified professionals, our operations could be materially and adversely affected.

Certain potential for conflicts of interest, both real and perceived, exist which could result in expensive and time-consuming litigation.

          Certain members of our senior management and Board of Directors have relationships and agreements, both with us as well as among themselves and their respective affiliates, which create the potential for both real, as well as perceived, conflicts of interest. These include Dr. David M. Goldenberg, our Chairman, Chief Scientific Officer and Chief Medical Officer, Ms. Cynthia L. Sullivan, our President and Chief Executive Officer (who is also the wife of Dr. Goldenberg), and certain companies with which we do business, including the Center for Molecular Medicine and Immunology and the Garden State Cancer Center (which operates as the clinical arm of CMMI to facilitate the translation of CMMI's research efforts in the treatment of patients), collectively defined as CMMI. For example, Dr. Goldenberg is the President and a Trustee of CMMI, a not-for-profit cancer research center that we used to conduct certain research activities. Dr. Goldenberg's employment agreement with us permits him to devote more of his time working for CMMI than for us, and other key personnel of our company also have research collaborations with CMMI. Dr. Goldenberg is also a minority stockholder, director and officer of our majority-owned subsidiary, IBC Pharmaceuticals, Inc. Dr. Goldenberg is the primary inventor of new intellectual property for Immunomedics and IBC and is largely responsible for allocating ownership between the two companies.

          As a result of these and other relationships, the potential for both real and perceived conflicts of interest exists and disputes could arise over the allocation of funds, research projects and ownership of intellectual property rights. In addition, in the event that we become involved in stockholder litigation regarding these potential conflicts, we might be required to devote significant resources and management time defending the company from these claims, which could adversely affect our results of operations.

Given that autoimmune and cancer therapeutics such as the ones we are developing can cost upwards of $30,000 per treatment (or more), even if our product candidates become available for sale it is likely that federal and state governments, insurance companies and other payers of health care costs will try to first limit the use of these drugs to certain patients, and may be reluctant to provide a level of reimbursement that permits us to earn a significant profit on our investment, if any.

          Our ability to successfully commercialize therapeutic products will depend, in significant part, on the extent to which hospitals and physicians can obtain appropriate reimbursement levels for the cost of our products and related treatment. Third-party payers are increasingly challenging the prices charged for diagnostic and therapeutic products and related services. In addition, legislative proposals to reform health care or reduce government insurance programs may result in lower prices or the actual inability of prospective customers to purchase our products. Furthermore, even if reimbursement is available, it may not be available at price levels sufficient for us to realize a positive return on our investment.

A portion of our funding has come from federal government grants and research contracts. Due to reductions in funding, we may not be able to rely on these grants or contracts as a continuing source of funds.

          During the last few years, we have generated revenues from awards made to us by the National Institutes of Health and the Department of Defense to partially fund some of our programs. We cannot rely on grants or additional contracts as a continuing source of funds. Funds available under these grants and contracts must be applied by us toward the research and development programs specified by the government rather than for all our programs generally. The government's obligation to make payments under these grants and contracts is subject to appropriation by the U.S. Congress for funding in each year. It is possible that Congress or the government agencies that administer these government research programs will continue to scale back these programs or terminate them due to their own budgetary constraints, as they have recently been doing. Additionally, these grants and research contracts are subject to adjustment based upon the results of periodic audits performed on behalf of the granting authority. Consequently, the government may not award grants or research contracts to us in the future, and any amounts that we derive from existing awards may be less than those received to date. In those circumstances, we would need to provide funding on our own, obtain other funding, or scale back or terminate the affected program. In particular, we cannot assure you that any currently-contemplated or future efforts to obtain funding for our product candidate programs through government grants or contracts will be successful, or that any such arrangements which we do conclude will supply us with sufficient funds to complete our development programs without providing additional funding on our own or obtaining other funding.

Risks Related to Government Regulation of our Industry

Legislative or regulatory reform of the healthcare system may affect our ability to sell our products profitably.

          In both the U.S. and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could impact our ability to sell our future products and profitability. On March 23, 2010, President Obama signed into law the Patient Protection and Affordable Care Act (PPACA), which includes a number of health care reform provisions and requires most U.S. citizens to have health insurance. The new law imposes a significant annual fee on companies that manufacture or import branded prescription drug products. Substantial new provisions affecting compliance also have been added, which may require modification of business practices with health care practitioners.

          The reforms imposed by the new law will significantly impact the pharmaceutical industry; however, the full effects of PPACA cannot be known until these provisions are implemented and the Centers for Medicare & Medicaid Services and other federal and state agencies issue applicable regulations or guidance. Moreover, in the coming years, additional changes could be made to governmental healthcare programs that could significantly impact the success of our future products, and we could be adversely affected by current and future health care reforms.

Our industry and we are subject to intense regulation from the U.S. Government and such other governments and quasi-official regulatory bodies where our products are and product candidates may be sold.

          These governmental and other regulatory risks include:

  •
  Clinical development is a long, expensive and uncertain process; delay and failure can occur at any stage of our clinical trials;

  •
  Our clinical trials are dependent on patient enrollment and regulatory approvals; we do not know whether our planned trials will begin on time, or at all, or will be completed on schedule, or at all;

  •
  The FDA or other regulatory authorities do not approve a clinical trial protocol or place a clinical trial on hold;

  •
  If the clinical development process is completed successfully, our ability to derive revenues from the sale of therapeutics will depend on our first obtaining FDA or other comparable foreign regulatory approvals, each of which are subject to unique risks and uncertainties;

  •
  There is no assurance that we will receive FDA or corollary foreign approval for any of our product candidates for any indication; we are subject to government regulation for the commercialization of our product candidates;

  •
  We have not received regulatory approval in the United States or any foreign jurisdiction for the commercial sale of any of our product candidates; and

  •
  We may be liable for contamination or other harm caused by hazardous materials used in the operations of our business.

RISKS RELATED TO OUR SECURITIES

Our common stock may be delisted from the NASDAQ Global Market, or NASDAQ.

          If the bid price of our common stock falls below $1.00 for an extended period, or we are unable to continue to meet NASDAQ's listing maintenance standards for any other reason, our common stock could be delisted from NASDAQ.

          If our stock is delisted from NASDAQ, we will make every possible effort to have it listed on the Over the Counter Bulletin Board, or the OTC Bulletin Board. If our common stock were to be traded on the OTC Bulletin Board, the Securities Exchange Act of 1934, as amended, and related SEC rules would impose additional sales practice requirements on broker-dealers that sell our securities. These rules may adversely affect the ability of stockholders to sell our common stock and otherwise negatively affect the liquidity, trading market and price of our common stock.

          If our common stock would not be able to be traded on the OTC Bulletin Board, we would make every effort to have it available for trading on the National Quotation Bureau's Pink Sheets, or the Pink

Sheets. The Pink Sheets market consists of security firms who act as market makers in the stocks, usually, of very small companies. The bid and asked prices are not quoted electronically, but are quoted daily in "hard copy" which is delivered to firms that subscribe. Stocks that trade in the Pink Sheets are usually not as liquid as those that trade in electronic markets and, often time, the difference between the bid and the asked prices are substantial. As a result, if our common stock were traded on the Pink Sheets, there would likely be a further negative affect on the liquidity, trading market and price of our common stock even compared to what we might suffer if we were traded on the OTC Bulletin Board.

          As a result of the above, we cannot assure you that our common stock will be listed on a national securities exchange, a national quotation service, the OTC Bulletin Board or the Pink Sheets; or if it is to be listed, whether or not there would be an interruption in the trading of our common stock. We believe that the listing of our stock on a recognized national trading market, such as NASDAQ, is an important part of our business and strategy. Such a listing helps our stockholders by providing a readily available trading market with current quotations. Without that, stockholders may have a difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock would likely be made more difficult and the trading volume and liquidity of our stock would likely decline. The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded it by other parties. In that regard, listing on a recognized national trading market will also affect our ability to benefit from the use of its operations and expansion plans, including for use in licensing agreements, joint ventures, the development of strategic relationships and acquisitions, which are critical to our business and strategy and none of which is currently the subject of any agreement, arrangement or understanding, with respect to any future financing or strategic relationship it may undertake. The delisting from NASDAQ would result in negative publicity and would negatively impact our ability to raise capital in the future.

If we were delisted from NASDAQ, we may become subject to the trading complications experienced by "Penny Stocks" in the over-the-counter market.

          Delisting from NASDAQ may depress the price of our common stock such that we may become a penny stock. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. We continue to be listed on NASDAQ. "Penny Stock" rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any; (iii) disclosure of the compensation of the broker and its salespersons in the transaction; and (iv) monthly account statements showing the market values of our securities held in the customers' accounts.

          A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customers' confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for stockholders to purchase or sell our common stock. Because the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

The market price of our common stock has fluctuated widely in the past, and is likely to continue to fluctuate widely based on a number of factors, many of which are beyond our control.

          The market price of our common stock has been, and is likely to continue to be, highly volatile. Furthermore, the stock market and the market for stocks of relatively small biopharmaceutical companies like ours have from time to time experienced, and likely will again experience, significant price and volume fluctuations that are unrelated to actual operating performance.

          From time to time, stock market analysts publish research reports or otherwise comment upon our business and future prospects. Due to a number of factors, we may fail to meet the expectations of securities analysts or investors and our stock price would likely decline as a result. These factors include:

  •
  Announcements by us, our current collaboration partners, any future alliance partners or our competitors of pre-clinical studies and clinical trial results, regulatory developments, technological innovations or new therapeutic products, product sales, new products or product candidates and product development timelines;

  •
  The formation or termination of corporate alliances;

  •
  Developments in patent or other proprietary rights by us or our respective competitors, including litigation;

  •
  Developments or disputes concerning our patent or other proprietary rights, and the issuance of patents in our field of business to others;

  •
  Government regulatory action;

  •
  Period-to-period fluctuations in the results of our operations; and

  •
  Developments and market conditions for emerging growth companies and biopharmaceutical companies, in general.

          In addition, Internet "chat rooms" have provided forums where investors make predictions about our business and prospects, oftentimes without any real basis in fact, that readers may trade on.

          In the past, following periods of volatility in the market prices of the securities of companies in our industry, securities class action litigation has often been instituted against those companies. If we face such litigation in the future, it would result in substantial costs and a diversion of management's attention and resources, which could negatively impact our business. For example, as described above, two separate shareholder derivative complaints have been filed against the Company. First, on March 24, 2014, a complaint styled Kops v. Goldenberg, et al., was filed in the Superior Court of New Jersey, Chancery Division, General Equity Part, Morris County. Second, on April 8, 2014, a complaint styled Breitman v. Sullivan, et al., was filed in the United States District Court for the District of New Jersey. In addition, a putative class action lawsuit, styled Nasyrova v. Immunomedics, Inc., was filed on February 27, 2014 in the United States District Court for the District of New Jersey. All three complaints are based on the allegation that we and certain of our current and former officers and directors failed to disclose and/or made material misstatements in the Company's public filings relating to the termination of an agreement between the Company and Nycomed GmbH ("Nycomed"). There can be no assurance that such litigation will be resolved in our favor, and we might be required to devote significant resources and management time defending the company from these claims, which could adversely affect our business, financial condition and results of operations.

          At August 22, 2014, we had 93,114,986 shares of common stock outstanding, 6,755,120 additional shares reserved for the exercise of outstanding options and restricted stock units 3,115,343 shares available for future grant under our stock option plan and 1,000,000 shares of common stock reserved for issuance upon the exercise of outstanding warrants.

Our principal stockholder can significantly influence all matters requiring the approval by our stockholders.

          As of August 22, 2014, Dr. David M. Goldenberg, our Chairman, Chief Scientific Officer and Chief Medical Officer, together with certain members of his family, including Ms. Cynthia L. Sullivan, our President and Chief Executive Officer, who is Dr. Goldenberg's wife, and other affiliates, controlled the right to vote approximately 9% of our fully diluted common stock. As a result of this voting power, Dr. Goldenberg has the ability to significantly influence the outcome of substantially all matters that may be put to a vote of our stockholders, including the election of our directors.

There are limitations on the liability of our directors, and we may have to indemnify our officers and directors in certain instances.

          Our certificate of incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors. Our bylaws provide that we will indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by law. These provisions may be in some respects broader than the specific indemnification provisions under Delaware law. The indemnification provisions may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually and reasonably incurred in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware law does not permit a corporation to eliminate a director's duty of care and the provisions of our certificate of incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, for a director's breach of the duty of care.

          We believe that our limitation of officer and director liability assists us to attract and retain qualified employees and directors. However, in the event an officer, a director or the board of directors commits an act that may legally be indemnified under Delaware law, we will be responsible to pay for such officer(s) or director(s) legal defense and potentially any damages resulting there from.

          Furthermore, the limitation on director liability may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders from instituting litigation against directors for breach of their fiduciary duties, even though such an action, if successful, might benefit our stockholders and us. Given the difficult environment and potential for incurring liabilities currently facing directors of publicly-held corporations, we believe that director indemnification is in our and our stockholders' best interests because it enhances our ability to attract and retain highly qualified directors and reduce a possible deterrent to entrepreneurial decision-making.

          Nevertheless, limitations of director liability may be viewed as limiting the rights of stockholders, and the broad scope of the indemnification provisions contained in our certificate of incorporation and bylaws could result in increased expenses. Our board of directors believes, however, that these provisions will provide a better balancing of the legal obligations of, and protections for, directors and will contribute positively to the quality and stability of our corporate governance. Our board of directors has concluded that the benefit to stockholders of improved corporate governance outweighs any possible adverse effects on stockholders of reducing the exposure of directors to liability and broadened indemnification rights.

We are exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act.

          The Sarbanes-Oxley Act requires that we maintain effective internal controls over financial reporting and disclosure controls and procedures. Among other things, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act ("Section 404"). Compliance with Section 404 requires substantial accounting expense and significant management efforts. Our testing, or the subsequent review by our independent registered public accounting firm, may reveal deficiencies in our internal controls that would require us to remediate in a timely manner so as to be able to comply with the requirements of Section 404 each year. If we are not able to comply with the requirements of Section 404 in a timely manner each year, we could be subject to sanctions or investigations by the SEC, the NASDAQ GMS or other regulatory authorities that would require additional financial and management resources and could adversely affect the market price of our common stock.

If we are unable to successfully assess the effectiveness of internal control over financial reporting, or if our independent registered public accounting firm is unable to provide an unqualified attestation report on our assessment, our stock price could be adversely affected.

          The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues, if any, within an organization have been detected. We continue to implement, improve and refine our disclosure controls and procedures and our internal control over financial reporting.

We do not intend to pay dividends on our common stock. Until such time as we pay cash dividends our stockholders, must rely on increases in our stock price for appreciation.

          We have never declared or paid dividends on our common stock. We intend to retain future earnings to develop and commercialize our products and therefore we do not intend to pay cash dividends in the foreseeable future. Until such time as we determine to pay cash dividends on our common stock, our stockholders must rely on increases in the market price of our common stock for appreciation.

RISKS RELATED TO THIS OFFERING

Our use of the offering proceeds may not yield a favorable return on your investment and we may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

          We currently anticipate that the net proceeds from this offering will be used primarily for clinical development, research and development activities, including funding our Phase III clinical trial for patients with advanced pancreatic cancer and our ongoing Phase 2 expansion trials for IMMU-132 and IMMU-130, and for working capital and general corporate purposes. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. Pending the use of the proceeds in this offering, we will invest them. However, the proceeds may not be invested in a manner that yields a favorable or any return.

As a new investor, you will incur substantial dilution as a result of this offering and future equity issuances, and as a result, our stock price could decline.

          The offering price will be substantially higher than the net tangible book value per share of our outstanding common stock. As a result, based on our capitalization as of December 31, 2013, investors purchasing common stock in this offering will incur immediate dilution of $2.75 per share, based on the offering price of $3.35 per share. We believe that following this offering, our current cash and cash equivalents, together with the anticipated proceeds from this offering, will be sufficient to fund our operations through fiscal year 2015; however, our projected revenue may decrease or our expenses may increase and that would lead to our cash resources being consumed earlier than currently anticipated. If the underwriters exercise their option to purchase additional shares, you will experience additional dilution. In addition to this offering, subject to market conditions and other factors, we likely will pursue raising additional funds in the future, as we continue to build our business. In future years, we will likely need to raise significant additional funding to finance our operations and to fund clinical trials, regulatory submissions and the development, manufacture and marketing of other products under development and new product opportunities. Accordingly, we may conduct substantial future offerings of equity or debt securities. The exercise of outstanding options and warrants and future equity issuances, including future public offerings or future private placements of equity securities and any additional shares issued in connection with acquisitions, will also result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

          We may issue, in one or more offerings, any combination of common stock, preferred stock, senior or subordinated debt securities, warrants or units.

          This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

          In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and estimated net proceeds to us. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

COMMON STOCK

          Under our certificate of incorporation, as amended to date, we are authorized to issue up to 135,000,000 shares of common stock, $0.01 par value per share. At August 22, 2014, approximately 93,114,986 shares of common stock were issued and outstanding. The following description of our common stock, certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of these documents. You can obtain copies of these documents by following the directions outlined in "Where You Can Find More Information; Incorporation of Documents by Reference".

Dividends, Voting Rights and Liquidation

          Each stockholder of record is entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. After satisfaction of the dividend rights of holders of any preferred stock, holders of common stock are entitled to any dividend declared by our board out of funds legally available for that purpose. After the payment of liquidation preferences to holders of any preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The rights, preferences and privileges of holders of common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

          Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for our common stock.

Delaware Law and Certain Certificate of Incorporation and By-Law Provisions

          The provisions of Delaware law and of our certificate of incorporation and by-laws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or the best interests of Immunomedics.

  •
  Business Combinations.  We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

  •
  Limitation of Liability; Indemnification.  Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate, to the extent legally permissible, a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any shareholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us. We believe that these provisions assist us in attracting and retaining qualified individuals to serve as directors.

PREFERRED STOCK

          Our certificate of incorporation authorizes 10,000,000 shares of preferred stock, $0.01 par value per share. As of September 11, 2014, none of our preferred stock are issued and outstanding. The preferred stock may be issued from time to time in one or more series, with such distinctive serial designations, rights and preferences as shall be determined by the board of directors.

          The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock we offer which will be described in more detail in the prospectus supplement prepared for such series, together with the more detailed provisions of our certificate of incorporation and the certificate of designations relating to each particular series of preferred stock, for provisions that may be important to you. The certificate of designations relating to a particular series of preferred stock offered by way of an accompanying prospectus supplement will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of this document by following the directions outlined in "Where You Can Find More Information; Incorporation of Documents by Reference." The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

          Under our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

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  the number of shares to be included in the series;

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  the designation, powers, preferences and rights of the shares of the series; and

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  the qualifications, limitations or restrictions of such series, except as otherwise stated in the certificate of incorporation.

          Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designations as an amendment to the certificate of incorporation. The term board of directors includes any duly authorized committee.

          The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future, provided that the future issuances are first approved by the holders of the class(es) of preferred stock adversely affected. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.

          The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

          We will name the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock in the prospectus supplement relating to such series.

Rank

          Unless otherwise specified for a particular series of preferred stock in an accompanying prospectus supplement, each series will rank on an equal basis with each other series of preferred stock, and prior to the common stock, as to dividends and distributions of assets.

Dividends

          Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

          We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

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  all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

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  the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

          Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

          Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

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  all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

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  the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

          The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or other securities.

Redemption

          If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof and may be mandatorily redeemed.

          Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

          Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

          Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to preferred stock in liquidation, including common stock.

          If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

          The holders of shares of our preferred stock will have no voting rights, except:

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  as otherwise stated in the prospectus supplement;

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  as otherwise stated in the certificate of designations establishing such series; and

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  as required by applicable law.

DEBT SECURITIES

          We may issue from time to time, in one or more offerings, senior or subordinated debt securities covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.

          The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee, as it may be amended and supplemented from time to time. The form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for provisions that may be important to you.

WARRANTS

          Please note that in this section references to holders mean those who own warrants registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled "Book-Entry Procedures and Settlement".

General

          We may offer warrants separately or together with our debt or equity securities.

          We may issue warrants in such amounts or in as many distinct series as we wish. This section summarizes terms of the warrants that apply generally to all series. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement. Those terms may vary from the terms described here.

          The warrants of a series will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies, as warrant agent, as set forth in the prospectus supplement. A form of each warrant agreement, including a form of warrant certificate representing each warrant, reflecting the particular terms and provisions of a series of offered warrants, will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of warrant agreement when it has been filed by following the directions outlined in "Where You Can Find More Information; Incorporation of Documents by Reference" or by contacting the applicable warrant agent.

          The following briefly summarizes the material provisions of the warrant agreements and the warrants. As you read this section, please remember that the specific terms of your warrant as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. You should read carefully the prospectus supplement and the more detailed provisions of the warrant agreement and the warrant certificate, including the defined terms, for provisions that may be important to you. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your warrant.

Types of Warrants

          We may issue debt warrants or equity warrants. A debt warrant is a warrant for the purchase of our debt securities on terms to be determined at the time of sale. An equity warrant is a warrant for the purchase or sale of our equity securities. We may also issue warrants for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following: securities of one or more issuers, including those issued by us and described in this prospectus or debt or equity securities issued by third parties; a currency or currencies; a commodity or commodities; and other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstances, or one or more indices or baskets of these items.

Information in the Prospectus Supplement

          The prospectus supplement will contain, where applicable, the following information about the warrants:

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  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency or currency unit with which the warrants may be purchased and in which any payments due to or from the holder upon exercise must be made;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  whether the exercise price may be paid in cash, by the exchange of warrants or other securities or both, and the method of exercising the warrants;

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  whether the warrants will be settled by delivery of the underlying securities or other property or in cash;

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  whether and under what circumstances we may cancel the warrants prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula;

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  whether the warrants will be issued in global or non-global form;

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  the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

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  any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

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  whether the warrants are to be sold separately or with other securities, and if the warrants are to be sold with the securities of another company or other companies, certain information regarding such company or companies; and

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  any other terms of the warrants.

          No holder of a warrant will, as such, have any rights of a holder of the debt securities, equity securities or other warrant property purchasable under or in the warrant, including any right to receive payment thereunder.

Additional Information in the Prospectus Supplement for Debt Warrants

          In the case of debt warrants, the prospectus supplement will contain, where appropriate, the following additional information:

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  the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants; and

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  the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

No Limit on Issuance of Warrants

          The warrant agreements will not limit the number of warrants or other securities that we may issue.

Modifications

          We and the relevant warrant agent may, without the consent of the holders, amend each warrant agreement and the terms of each issue of warrants, for the purpose of curing any ambiguity or of correcting or supplementing any defective or inconsistent provision, or in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of the outstanding unexercised warrants in any material respect.

          We and the relevant warrant agent also may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. No such modification or amendment may, without the consent of each holder of an affected warrant:

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  reduce the amount receivable upon exercise, cancellation or expiration;

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  shorten the period of time during which the warrants may be exercised;

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  otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

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  reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Merger and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

          The warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time there is a merger or consolidation involving us or a sale or other disposition of all or substantially all of our assets, the successor or assuming company will be substituted for us, with the same effect as if it had been named in the warrant agreement and in the warrants. We will be relieved of any further obligation under the warrant agreement or warrants, and, in the event of any such merger, consolidation, sale or other disposition, we as the predecessor corporation may at any time thereafter be dissolved, wound up or liquidated.

          The warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they provide for any events of default or remedies upon the occurrence of any events of default.

Warrant Agreements Will Not Be Qualified under Trust Indenture Act

          No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Enforceability of Rights by Beneficial Owner

          Each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon us.

          Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive payment, if any, for their warrants, in the case of universal warrants.

Governing Law

          Unless otherwise stated in the prospectus supplement, the warrants and each warrant agreement will be governed by New York law.

UNITS

          We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

          Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement;

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  the price or prices at which such units will be issued;

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  the applicable United States federal income tax considerations relating to the units;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  any other terms of the units and of the securities comprising the units.

          The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities" and "Description of Warrants" will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

          We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

          We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

          The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

          We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

  •
  to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

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  to correct or supplement any defective or inconsistent provision; or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

          We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

          We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

  •
  impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

  •
  reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

          Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

  •
  If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

  •
  If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

          These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

          In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

          No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

          The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

          The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

          The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

          We will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

          Each unit and all securities comprising the unit will be issued in the same form.

          If we issue any units in registered, non-global form, the following will apply to them.

          The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

  •
  Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

  •
  Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

  •
  If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

          Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

          In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

 USE OF PROCEEDS

          Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

  •
  research and development of product candidates;

  •
  additions to working capital;

  •
  the redemption or repurchase of outstanding equity;

  •
  the repayment of indebtedness; and

  •
  the expansions of our business through internal growth or acquisitions.

          We may raise additional funds from time to time through equity or debt financing, including borrowings under credit facilities, to finance our business and operations.

 PLAN OF DISTRIBUTION

          We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

          Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

          Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

          If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

          If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

          Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

          The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

          If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

          We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

          The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

          In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

          The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

General Information

          Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

          Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

          Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

          Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

          Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

          We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF DOCUMENTS BY REFERENCE

          We file annual, quarterly and current reports, proxy statements and other documents with the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our reports, proxy statements and other documents filed electronically with the SEC are available at the website maintained by the SEC at http://www.sec.gov. In addition, our common stock has been approved for quotation on the NASDAQ. You can read and copy reports and other information concerning us at the offices of the Financial Industry Regulatory Authority, located at 1735 K Street, Washington D.C. 20006. We also make available free of charge on or through our Internet website, http://www.immunomedics.com, our annual, quarterly and current reports, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with the SEC. Information on our website is not a part of this report.

          We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Securities. This prospectus, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits. For further information with respect to the company and the Securities, you should consult the registration statement and its exhibits. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the SEC's public reference rooms listed above.

          The SEC allows us to "incorporate by reference" in this prospectus information that we file with them, which means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 000-12104) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

  (1)
  our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on August 25, 2014;

  (2)
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, filed with the SEC on May 7, 2014;

  (3)
  our Current Reports on Form 8-K filed with the SEC on August 20, 2014;

  (4)
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 7, 1984, including any amendment or report filed for the purpose of updating such description; and

  (5)
  all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in (i) above.

          In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus.

          Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting: the Investor Relations Department, c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

          You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

LEGAL MATTERS

          Legal matters with respect to the securities offered hereby are being passed upon for us by DLA Piper LLP (US), Short Hills, New Jersey.

EXPERTS

          The consolidated financial statements and schedule of Immunomedics, Inc. and subsidiaries as of June 30, 2014 and for the year then ended, and management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The consolidated financial statements and schedule of Immunomedics, Inc. and subsidiaries as of June 30, 2013 and for each of the two years in the period ended June 30, 2013 included in Immunomedics, Inc. and subsidiaries Annual Report (Form 10-K) for the year ended June 30, 2014, have been audited by Ernst & Young LLP, predecessor independent registered public accounting firm, as set forth in their respective report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

              Shares of Common Stock
and
Warrants to purchase up to                       Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Wells Fargo Securities

                          , 2016